CONTRIBUTION AGREEMENT

            This CONTRIBUTION AGREEMENT ("Agreement") dated as of July 15, 1997, is entered into among Hallador Petroleum Company, a Colorado corporation ("Hallador"), Hallador Production Company, a Colorado corporation ("Production") and the LP investors identified on the signature pages hereof (the "LP Investors").

                                 W I T N E S S E T H :

            WHEREAS, Hallador and Production are engaged in the business of the exploration for and production of oil and natural gas;

            WHEREAS, upon the terms and subject to the conditions set forth herein, Hallador, Production and the LP Investors will file for record a certificate of limited partnership and a partnership registration statement to create Hallador Petroleum, LLP, a Colorado limited liability limited partnership (the "Partnership") in the office of the Colorado Secretary of State pursuant to and in accordance with the requirements of the Colorado Uniform Limited Partnership Act, as amended; and

            WHEREAS, upon the terms and subject to the conditions set forth herein, Hallador, Production and the LP Investors desire to enter into the Agreement of Limited Liability Limited Partnership (the "Partnership Agreement") in the form annexed hereto as Exhibit A and to make the capital contributions to the Partnership described herein and in the Partnership Agreement for the purpose of having the Partnership conduct the business currently engaged in by Hallador and Production.

            NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties set forth herein and the covenants and agreements herein contained, the parties do hereby represent, warrant, covenant and agree as follows:

ARTICLE 1.  DEFINITIONS:

            Unless otherwise indicated, the following terms shall have the following meanings for purposes of this Agreement:

            "ACCOUNTS PAYABLE" shall mean all trade accounts payable, accrued expenses and other current liabilities of Hallador and Production arising out of the Operations or otherwise.

            "ACCOUNTS RECEIVABLE" shall mean all accounts and notes receivable of Hallador and Production arising out of the Operations or otherwise.

            "AFFILIATE" as to any Person means any other person Controlled by, Controlling or under common Control with such Person.

           "ASSETS" shall have the meaning set forth in Section
2.2 hereof.

           "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 3.1 hereof.

           "ASSUMPTION AGREEMENT" means the agreement of the Partnership to assume, pay and perform all of the liabilities and obligations of Hallador and of Production (other than the Excluded Liabilities) as provided in Section 3.1.

           "BALANCE SHEET" shall mean the consolidated balance sheet of Hallador as of March 31, 1997, previously furnished to the LP Investors or their agent.

           "BUSINESS DAY" shall mean each day other than a Saturday or Sunday on which banking institutions in Denver, Colorado are not authorized or obligated by law or executive order to close for business.

           "CAPITAL ACCOUNT" shall have the meaning set forth in Section 2.2.

           "CASH" shall mean all cash and cash equivalents
(including, without limitation, obligations of the U.S.
Government) on hand, in banks or wherever located, certificates of deposit, commercial paper and similar instruments, such as money market instruments, owned by Hallador and Production.

           "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, or any successor statute or statutes thereto.

           "CLOSING" shall have the meaning set forth in
Section 4.1.

           "CLOSING DATE" shall be July 15, 1997, or such later date as agreed to by the parties hereto; but no later than August 30, 1997.

           "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

           "CONTRACTS" shall mean all contracts, agreements, instruments and commitments, including, without limitation, all mortgages on the Assets, debt instruments, loan agreements, security agreements, promissory notes, deeds of trust, mortgages, guarantees, indemnities, leases, licenses, franchises, dealerships, sales contracts, supply contracts, purchase orders, sales orders and agency, distribution, dealership, representation and other contracts to which Hallador and/or Production is a party or by which Hallador and/or Production is bound or which otherwise affect the Operations other than the Non-Assignable Contracts (as such term is defined in Section 2.4).

           "CONTROL, CONTROLLING, CONTROLLED" as to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership interests, by contract or otherwise.

           "CONVEYANCE DOCUMENTS" shall have the meaning set forth in Section 4.2.

           "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws and regulations, codes, orders, decrees, judgments, injunctions or consent orders applicable to Hallador or Production or any of the Assets, and all notices or requests for information received by Hallador or any of its Affiliates relating to Hallador or any of the Assets issued, promulgated, approved or entered thereunder, relating to public health or safety, worker health or safety, or pollution (including, without limitation, noise and radiation pollution), damage to or protection of the environment, including, without limitation, laws relating to emissions, discharges, Releases (as defined in CERCLA) or industrial, toxic or Hazardous Substances, or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances, or wastes.

           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, or any successor statute or statutes thereto.

           "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 3.2

           "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5.

           "FIXED ASSETS" shall mean all machinery, parts, equipment, tools and other fixed assets (including, without limitation, all fixtures, appurtenances and improvements thereon and thereto) owned, leased or used by Hallador and/or Production.

           "GAAP" means U.S. generally accepted accounting principles, consistently applied, in all material respects.

           "GOVERNMENTAL ENTITY" shall mean any court, administrative agency or commission, regulatory authority or other governmental authority, department, board, agency or instrumentality, whether city, state, federal or foreign.

           "HALLADOR CONTRIBUTION" shall have the meaning set forth in Section 2.2.

           "HAZARDOUS SUBSTANCES" shall mean all Hazardous Sub-stances as presently defined in CERCLA or in OSHA's Hazardous
Communication Standard and petroleum products and waste and all radioactive materials and waste.

           "INDEMNIFIED PARTY" and "INDEMNIFIED PARTIES" shall mean, with respect to any Person, its Affiliates and its and its Affiliates' respective officers, directors, employees, partners and representatives.

           "INTELLECTUAL PROPERTY RIGHTS" shall mean any and all interests in registered trademarks, trademark registrations and applications therefor, registered service marks, service mark registrations and applications therefor, registered trade names and applications therefor, copyrights, copyright registrations and applications therefor and patents and patent right applications, in each case which are owned by or necessary to or used by Hallador and/or Production in connection with the Operations, including any modification, supplement, continuation in part or amendment thereto.

           "INVENTORY" shall mean all inventory and other supplies, whether on hand or on order, of Hallador and/or Production, including, without limitation, all raw materials and other materials used or consumed in the course of the Operations, work in process, products or goods ordered or held for shipment or in transit and other finished products or goods.

           "LIENS" shall mean any mortgage, chattel mortgage, pledge, option, charge, encumbrance, lease, lien, statutory right in rem, title retention, claim, right of first refusal, defect of title or security interest of any kind or nature whatsoever,

           "LITIGATION" shall have the meaning set forth in
Section 5.10.

           "LOSS" and "LOSSES" shall have the meaning set forth in Section 1 1. l(a).

           "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, Assets, condition (financial or otherwise) or economic prospects of Hallador, Production or the Operations.

           "NON-ASSIGNABLE CONTRACTS" shall have the meaning set forth in Section 2.4.

           "OPERATIONS" shall mean the business of Hallador and Production conducted prior to and on the date hereof, consisting of the exploration, production, and sale of oil and natural gas.

           "OSHA" shall mean the Occupational Safety and Health
Act of 1970, as amended.

           "OTHER AGREEMENTS" shall mean the Partnership
Agreement and the Shareholders Agreement.

           "PERMITS" shall mean all permits, licenses, franchises, approvals, consents, certificates, registrations, authorizations or other evidences of authority held by Hallador or Production relating to the Assets or the Operations.
           "PERSON" shall mean an individual or a corporation, partnership, trust, unincorporated association, Governmental
Entity or other entity.

           "PREPAID EXPENSES" shall mean all prepaid expenses of Hallador and Production relating to the Operations, as determined under GAAP.

           "REAL PROPERTY" shall mean all real property owned, leased or subleased (including, without limitation, real property under contract) by Hallador and/or Production, or in which Hallador or Production has acquired an interest, including, without limitation, all right, title and interest of Hallador and/or Production in and to the buildings, structures. fixtures, easements, rights-of-way, access rights, mineral rights, licenses, transferable permits and other appurtenances and improvements erected upon, attached to or used in connection with such real property.

           "RELATED EXPENSES" shall have the meaning set forth in Section 10.1(b).

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.
           "SHAREHOLDERS AGREEMENT" shall mean the agreement dated as of November 15, 1996, by and among Hallador and certain of its shareholders.

           "SURVIVAL PERIOD" shall have the meaning set forth in Section 10.7.

           "TAXABLE PERIOD" shall have the meaning set forth in
Section 10.3.

           "TAXES " shall have the meaning set forth in Section
10.2.

           "TAXING AUTHORITY" shall have the meaning set forth in Section 10.2.

           "TRADE SECRETS" shall mean all proprietary or confidential trade secrets, know-how and all other technical and business information, and any rights therefor necessary to, or used in any manner in connection with, the Operations all substantial aspects of which are not freely available in full without restriction. The term "Trade Secrets" shall not include Intellectual Property Rights.

           "UNDISCLOSED LIABILITIES" shall have the meaning set forth in Section 5.17.

           "UNREGISTERED TRADE NAMES" shall mean all trade names, trademarks and service marks which have not been registered or applied for under any federal, state law and which are currently in active use in any manner in connection with the Operations.

ARTICLE 2. INITIAL CAPITAL CONTRIBUTIONS.

           2.1 LP INVESTOR CONTRIBUTIONS. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the LP Investors, severally but not jointly (except to the extent set forth in Article 11), shall contribute to the Partnership, as a capital contribution, the amount set forth on the schedule (the "Schedule") attached hereto after the signature pages hereof (collectively, the "LP Investor Contribution") against receipt by each such LP Investor of the limited partnership interest set forth in the Schedule.

           2.2 HALLADOR AND PRODUCTION CONTRIBUTION. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of Hallador and Production agrees to assign, convey, transfer and deliver to the Partnership, as a capital contribution, all of Hallador and Production's right, title and interest in and to the Assets (the "Hallador Contribution" and, together with the LP Investor Contributions, the "Capital Contributions") against receipt by Hallador of the general partnership interest and by Production for the limited partnership interest, all as set forth in the Schedule. The term "Assets" shall include all the assets, properties and rights (including, without limitation, rights under leases, licenses, purchase orders, sales contracts and instruments) owned, leased or licensed by Hallador or Production or used in connection with the Operations or in which Hallador or Production otherwise has an interest as they exist at the time of the Closing, including, without limitation, the following:

                 (a)   all Real Property and all right, title
           and interest of Hallador and Production in and to easements, licenses, rights-of-way or other interests in any Real Property,

                 (b)   all Fixed Assets;

                 (c)   all Inventory;

                 (d)   all Contracts;

                 (e)   all Intellectual Property Rights, Trade
           Secrets and Unregistered Trade Names, together with, in each case, the associated goodwill;

                 (f)   all customer and supplier lists, price
           lists, advertising and promotional materials and field performance data, formulas, research materials, technical information, trade secrets, proprietary information, technology, know-how, specifications, designs, drawings, inventions, processes, procedures, methods and quality control data owned or licensed;

                 (g)   all Prepaid Expenses;

                 (h)   all rights under warranties and
           guarantees, express or implied, which relate to the Assets;

                 (i) copies of all books and records relating to the Assets;

                 (j)   all software and computer programs and
           documentation, including, without limitation, flow charts, diagrams, descriptive texts and programs, computer printout tapes and databases, which relate to the Assets,

                 (k)   all Permits;

                 (1)   all rights (including indemnification)
           and choses in action (i) against third parties which affect the use of, or title to, any Real Property or Fixed Assets (other than the Retained Assets) (including, without limitation, any zoning and condemnation matters relating to such Real Property or Fixed Assets), or which affect the use of or title to such Real Property or Fixed Assets, whether arising on or after the Closing Date, or
           (ii) which may be asserted as counterclaims, rights or setoff or defenses in any action brought by a third party against the Partnership which relate to the foregoing matters;

                 (m)   all Accounts Receivable;

                 (n)   all claims or rights under insurance
           carried in respect of Hallador or the Operations, all indemnity or similar claims and all fidelity, surety or similar bonds and the coverages afforded thereby and letters of credit relating to Hallador or any of the other Assets; and

                 (o) all other property of any kind, tangible and intangible, real, personal and mixed
           (including, without limitation those set forth in the books and records of Hallador and Production), excluding, however, all shares of capital stock of Production.


           2.3 NON-ASSIGNABLE CONTRACTS. In the case of any Hallador Contracts or Permits which are by their terms, by virtue of their subject matter, by virtue of the administrative difficulty of assignment, or by operation of applicable law, not assignable to the Partnership without the consent of a third party (the "Non-Assignable Contracts"), Hallador agrees to use its best efforts prior to and as soon as reasonably practicable after the Closing to obtain any consents necessary to convey to the Partnership such Non-Assignable Contracts or the benefits thereof. All of the-Non-Assignable Contracts are, to the best knowledge of Hallador, set forth on Schedule 2.3. In the event that any such consent is not obtained, Hallador agrees to provide the Partnership (at no cost to the Partnership) with the same economic and other benefits of any such Non-Assignable Contract as if it had been assigned on the Closing Date. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Non-Assignable Contract, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Hallador would not, as a matter of law, pass to the Partnership as an incident of the assignments provided by this Agreement.

ARTICLE 3.       ASSUMPTION OF LIABILITIES IN CONNECTION WITH
                 HALLADOR AND PRODUCTION CONTRIBUTION.

           3.1 ASSUMPTION OF LIABILITIES. Upon the Closing, the Partnership will assume and undertake to pay, perform and discharge, in accordance with and subject to their respective terms, all of the debts, liabilities and obligations of Hallador and Production (collectively, the "Assumed
Liabilities") (other than Excluded Liabilities).

           3.2 EXCLUDED LIABILITIES. Notwithstanding anything contained in this Agreement, the Partnership shall not be liable for any of the following liabilities or obligations of Hallador or Production ("Excluded Liabilities"), each of which shall remain a liability solely of Hallador or Production and not the Partnership:

                 (a)   any liabilities in respect of Taxes on
           income of or otherwise payable by Hallador or Production for periods ending on or prior to the Closing Date;

                 (b)   any liabilities expressly retained or
           assumed by Hallador or Production under Section
           10.3 and any other liabilities expressly retained or assumed by Hallador or Production pursuant to the terms of this Agreement or any of the Other Agreements or Conveyance Documents; or

                 (c) any payables or other liabilities owing to any of Hallador or Production's shareholders or Affiliates and arising prior to the Closing, other than those obligations described in Section 5.19.

ARTICLE 4.       CLOSING.

           4.1   CLOSING; CLOSING DATE.  The Closing of the
Capital Contributions to, and assumption of liabilities by, the Partnership provided for in this Agreement shall occur at the offices of Hallador on the Closing Date.

           4.2 INSTRUMENTS OF TRANSFER AND CONVEYANCE. The conveyance, transfer, assignment and delivery of the Assets as herein provided shall be effected by delivery by Hallador and Production on the Closing Date of such deeds, bills of sale, transfer agreements, endorsements, assignments, certificates, drafts, checks or other instruments of transfer and conveyance (the "Conveyance Documents"), duly executed by Hallador and Production as the Partnership shall reasonably deem necessary to vest on the Closing Date in the Partnership title to the Assets in the manner provided for herein.

           4.3 OTHER DOCUMENTS AND MATTERS TO BE DELIVERED ON CLOSING DATE. On the Closing Date, Hallador and Production shall deliver to the Partnership originals, if existing, or true and correct copies of all documents, agreements, books of account and other records wherever located which are included within the Assets or which relate to the conduct of the Operations. In addition, Hallador and Production shall also deliver to the Partnership possession of any tangible and intangible assets included within the Assets.

           4.4 BULK SALES LAWS. Without admitting that the Bulk Sales law of any State is applicable to the transactions contemplated hereby, it is understood and agreed that the parties will not comply with the Bulk Sales law of any state with respect to these transactions.

ARTICLE 5.       REPRESENTATIONS AND WARRANTIES OF HALLADOR AND
                 PRODUCTION.

           Hallador hereby represents and warrants to the LP
Investors as follows:

           5.1 CORPORATE ORGANIZATION AND STANDING. Each of Hallador and Production is duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified or registered to transact business and, to the best of Hallador and Production knowledge, is in good standing as a foreign corporation in every jurisdiction in which it is required to qualify or register to conduct its business as currently conducted or to own or lease the properties and assets currently owned or leased by it, except where the failure to so qualify or register would not have a Material Adverse Effect. Each of Hallador and Production has full corporate power and authority to own, lease and operate its properties and assets and to conduct the Operations as presently conducted by it and as contemplated to be conducted by the Partnership after the Closing. None of the Operations are conducted by any Person other than Hallador or Production except where it is not the operator or for those activities customarily undertaken by contractors, all on an arm's-length basis. There are no dissolution, liquidation or bankruptcy proceedings pending, contemplated or, to the knowledge of Hallador or Production threatened against Hallador or Production. Each of Hallador and Production has delivered to the LP Investors true, correct and complete copies of its Articles of Incorporation and Bylaws as currently in effect, and, except for the Shareholders Agreement, there are no stockholders' agreements or other similar agreements relating to any equity interest in Hallador or Production, and, to the best of knowledge of Hallador and Production, no action has been taken or authorized or is contemplated to amend, modify or waive any of the terms of any of the foregoing.

           5.2 CORPORATE AUTHORIZATION. Each of Hallador and Production has full corporate power and authority to execute and deliver this Agreement, the Other Agreements and the Conveyance Documents delivered or to be delivered by it pursuant hereto and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Other Agreements and the Conveyance Documents executed and delivered or to be executed and delivered by Hallador and Production in connection with the actions contemplated by this Agreement, the Other Agreements and the Conveyance Documents have been duly authorized and approved by all necessary and proper corporate action of Hallador and Production and constitute, and will constitute, when executed and delivered, valid and binding agreements of Hallador and Production, each enforceable in accordance with its respective terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           5.3 NONCONTRAVENTION. The execution and delivery by Hallador and Production of this Agreement, the Other Agreements and the Conveyance Documents to which Hallador or Production is or will be a party and the performance by Hallador and Production of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of their Articles of Incorporation or Bylaws, (b) subject only to obtaining the consents described in Schedule 5.4 hereto, conflict with, violate any provision of or result in the termination or acceleration of, or entitle any party to terminate or accelerate (whether with or without notice, after lapse of time or the happening or occurrence of any other event) any obligation under any agreement or instrument to which Hallador or Production is a party or by which Hallador or Production or any of their assets (other than the Retained Assets) is bound or affected, or result in the creation of any Lien on any of the Assets, (c) subject only to obtaining the approvals described in Schedule 5.4 hereto, result in the loss, suspension, revocation, rescission, annulment or termination of any permit or legal privilege or legal right enjoyed or possessed by Hallador or Production, or (d) to their knowledge, violate any law, rule, regulation, judgment, order, decree, injunction or arbitration award binding upon Hallador, Production or any of the Assets (excluding any Bulk Sales law, as to which this representation shall not be applicable).

           5.4   CONSENTS AND APPROVALS.  Except as set forth in
Schedule 5.4 hereto, to the best of knowledge of Hallador and Production, no approval or authorization of filing or registration with, or notification to, any Governmental Entity is required in connection with the execution and delivery of this Agreement, the Other Agreements and the Conveyance Documents by Hallador, the performance of their obligations hereunder or thereunder or the consummation by them of the transactions contemplated hereby or thereby or is required to assure the ability of the Partnership to conduct the Operations from and after the Closing on the basis conducted by and contemplated to be conducted by Hallador and Production prior to the Closing, except for any required qualification of the Partnership to do business in other jurisdictions. All such approvals, authorizations, filings, registrations and notifications so set forth on Schedule 5.4 hereto have been or will be obtained on or prior to the Closing Date, except as set forth on such Schedule 5.4; provided, however, that Hallador and Productions agree to obtain such approvals, authorizations, filings, registrations and notifications set forth on such Schedule as soon as possible following the Closing.

           5.5 FINANCIAL STATEMENTS. Hallador has delivered or caused to be delivered, to the LP Investors its consolidated balance sheet at December 31, 1996, and March 31, 1997, and statements of income of Hallador for the one year and three month periods then ended (the "Financial Statements"). The Financial Statements fairly and accurately present the financial condition and results of operations of Hallador, and are true and correct in all material respects, at the date and for the periods indicated.

           5.6 REAL PROPERTY. A complete and accurate list of all Real Property owned or leased by Hallador and Production has been previously delivered to the LP Investors or their agent. Hallador and Production each has good and marketable title to those parcels of and oil and gas leasehold interests in Real Property within the geographic boundaries of producing units upon which proved, producing wells are located, and the unqualified right, subject to any consents set forth on
Schedule 5.4 hereto, to convey, transfer, assign and deliver such Real Property as described above. Subject to the receipt of all requisite consents and approvals set forth on Schedule 5,4, the consummation of the transactions contemplated by this Agreement, the Other Agreements and the Conveyance Documents will not materially adversely affect the interest of the Partnership in, or the right to the continued use of, any of the Real Property on a basis consistent with past practice.

           (b) To the best of knowledge of Hallador and Production, (a) all leases, licenses, easements, rights of way, access rights and other instruments conveying any material interest in the Real Properties are valid, binding and subsisting rights and obligations of Hallador or Production and the other parties thereto, enforceable against in accordance with their respective terms (except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally and by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) Neither Hallador nor Production is in default in any respect thereunder. Neither Hallador nor Production is aware of any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute any such default.

           (c) To the best of knowledge of Hallador and Production, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) constitutes or would constitute a default by Hallador or Production under any instrument evidencing any Lien on Hallador or Production's interest in the Real Property. To the best of knowledge of Hallador and Production, the activities, operations and uses engaged in on the Real Property by Hallador and Production comply with and do not violate the requirements of insurance policies presently maintained with respect to such properties or the use, occupancy, activities and operations conducted thereon.

           5.7 Personal Property Hallador and Production have good and marketable title to the personal property owned by Hallador and Production and have the unqualified right to convey, transfer, assign and deliver all such personal property, free and clear of any Liens other than those Liens disclosed on Schedule 5.7 hereto.

           5.8 Condition of Assets. To the best of knowledge of Hallador and Production, since April 1, 1997, (a) there has been no material adverse change in the suitability of the Fixed Assets for the purposes for which they are being used, and (b) the Fixed Assets are on the date hereof, and will be on the Closing Date, in good operating condition, order and repair, ordinary wear and tear excepted, subject only to repairs in the ordinary course of business.

           5.9 INSURANCE. To the best of knowledge of Hallador and Production, Hallador and Production maintain policies of fire and casualty, liability and other forms of insurance as are usual and customary in amounts (including deductibles) and type to those carried by other organizations of similar size engaged in a similar business. On and after the Closing Date, such insurance will continue to protect the Partnership against claims arising out of or relating to events occurring prior to and following the Closing Date.

           5.10 LITIGATION AND COMPLIANCE. (a) Schedule 5.10 hereto sets forth a complete and accurate list of all material legal or administrative actions, arbitrations, suits, claims, proceedings (including, without limitation, any foreclosure, condemnation, eminent domain or adverse possession proceeding), whether at law or in equity, or governmental or administrative investigation (collectively, "Litigation") with respect to the Operations or any of the Assets or brought by or against Hallador or Production or by or on behalf of Hallador or Production and pending as of the date hereof. There is no Litigation pending, or to the knowledge of Hallador or Production, threatened against Hallador or Production which questions or challenges the validity of this Agreement or any of the Other Agreements or Conveyance Documents or any action taken or to be taken by Hallador, Production or the Partnership pursuant to this Agreement or any of the Other Agreements or Conveyance Documents.

           (b)   To the best knowledge of Hallador and
Production, each of Hallador and Production has conducted, and is currently conducting, the Operations in compliance with all applicable domestic and foreign laws, rules, regulations, judgments, and court or administrative orders or decrees, permits and approvals (including, without limitation, OSHA and any law, rule, regulation, judgment, order, permit, license or approval that relates to the sale and/or distribution of products and services, anti-competitive practices, employee health and safety, collective bargaining and equal opportunity, or related to the use or occupancy of any Real Property. Neither Hallador nor Production has received any notice alleging a material lack of compliance and otherwise has no knowledge of any information which indicates a material lack of compliance therewith. Neither Hallador nor Production is subject to any judgment, order or decree or arbitration award.

           5.11  INTELLECTUAL PROPERTY RIGHTS ETC.  Neither
Hallador nor Production is the owner or the licensee of any Intellectual Property Right.

           5.12  CONTRACTS.  To the best of knowledge of
Hallador and Production, there are no existing material defaults under any Contracts or Non-Assignable Contracts and:

                 (a) all such contracts are in full force and effect and Hallador or Production has performed in all material respects all the obligations required to be performed by it under the Contracts;

                 (b) there has been no threatened cancellation or termination thereof and there are no outstanding disputes thereunder;

                 (c) each is with an unrelated third party and was entered into on an arm's-length basis;

                 (d)   no event, act or omission has occurred
           which (with or without notice, lapse of time or the happening or occurrence of any other event) could result in a material default by Hallador or Production thereunder or would cause the termination thereof, or give rise to the payment of any material amount by either party thereunder other than in the ordinary course of business as provided therein; and

                 (e)   Neither Hallador nor Production is a
           party to any tax sharing agreement.

           5.13  ABSENCE OF CERTAIN CHANGES ETC.  Since April 1,
1997, except for transactions specifically contemplated in this Agreement, there has not been any:

                 (a) transaction by Hallador or Production or occurrence of any material liability, contingent, absolute or otherwise, not in the ordinary course of business and consistent with past practice;

                 (b) material adverse change in the financial condition of Hallador or Production;

                 (c)   material labor dispute, strike, work
           stoppage or other such event or occurrence involving the employees of Hallador or Production;
                 (d) material change in the accounting methods or practices by Hallador or Production;

                 (e)   loan by Hallador or Production, or
           guaranty by Hallador or Production of any loan, which loan or guaranty is to be assumed by the Partnership pursuant to the provisions of this Agreement, whether in the ordinary course of business or otherwise;

                 (f)   any other event or condition of any
           character that has had or might reasonably be expected to have a Material Adverse Effect;

                 (g)   institution or use by Hallador or
           Production of any unusual or novel methods of purchase, sale, lease, management, accounting or operation that varies materially from those methods previously used by Hallador; or
                 (h)   agreement by Hallador or Production or
           any of their Affiliates to do any of the things with respect to Hallador or Production described in the preceding clauses (a) through (g).

           5.14 TAXES. All Taxes due and payable by Hallador and Production for all periods through the Closing Date have been paid or provided for through a reserve established in accordance with GAAP through the Closing Date. There are no asserted claims for any Taxes for which Hallador, Production or the Partnership is or may become liable which have not been settled and paid. There are no Taxes with respect to the Hallador Contribution for which the Partnership may become liable. Each of Hallador and Production has filed any and all Tax Returns required by law to be filed on or prior to the Closing Date.

           5.15 COMPENSATION AND BENEFIT PLANS. (a) As of the date hereof, neither Hallador nor Production maintains or contributes to any employee benefit plan (within the meaning of Section 3(3) of ERISA) except as set forth in the Financial Statements referred to in Section 5.5.

           (b) None of the employees of Hallador or Production is covered by the terms of a collective bargaining agreement with any labor organization, and there are no known pending or threatened organizational efforts with respect to such employees. To its knowledge, each of Hallador and Production has complied in all material respects with all laws, orders and regulations regarding nondiscrimination in employment, payment of wages, hours of employment, confidentiality of employee information and other employment-related matters.

           5.16 ENVIRONMENTAL MATTERS. To the best knowledge of Hallador and Production, (a) all Hazardous Substances manufactured, generated, used or processed by Hallador or Production have been handled, stored, transported, treated or disposed of in accordance with the Environmental Laws, (b) there is no ground water contamination within or under or stemming from any Real Property, (c) no property which is now or previously owned, leased, operated, or controlled by Hallador or Production is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List under CERCLA or is (iii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority, (d) neither Hallador nor Production has received a request for information under CERCLA or any comparable state law, or notice that it has been identified as a potentially responsible party, under CERCLA or any comparable state law, nor has it received any notification that any Hazardous Material that it has generated, stored, treated, handled, transported or disposed of has been released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any Environmental Law, and (e) other than as set forth on
Schedule 5.16 hereto, there are no past or present events, conditions, liens, circumstances, activities, practices, incidents, actions or plans that could interfere with or prevent compliance by Hallador or Production, or give rise to an action or liability under any Environmental Law.

           5.17  NO UNDISCLOSED LIABILITIES.  Except as
disclosed on Schedule 5.17, to the best of knowledge of Hallador and Production, neither Hallador nor Production has any material liabilities of any nature (whether due or to become due, absolute, contingent or otherwise. including, without limitation, any liability or obligation on account of Taxes or any governmental charge or penalty interest or fines), except (a) liabilities reflected on the Balance Sheet that have not been discharged since April 1, 1997, (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, and (c) liabilities incurred in connection with transactions provided for in this Agreement, the Other Agreements and the Conveyance Documents (as so excepted, "Undisclosed Liabilities").

           5.18 PERMITS. To the best of knowledge of Hallador and Production, none of the Permits reasonably necessary to, used in or useful to the Operations has been suspended, revoked, rescinded, annulled or otherwise terminated, nor has any action, investigation or proceeding been commenced, or threatened, to effect such suspension, revocation, rescission, annulment or termination. To the best knowledge of Hallador and Production, neither Hallador nor Production is or has been operated, and no portion of the Operations or any of the Assets has been or is being conducted, in any material respect in violation of any of the provisions or requirements of any of the Permits, provided, however, that it is understood that such representation does not extend to the transfer of the Permits listed on Schedule 5.4 hereto which are indicated thereon as being transferred subsequent to the Closing.

           5.19 RELATED PARTY TRANSACTIONS. Schedule 5.19 hereto sets forth all outstanding obligations of Hallador and Production to any of its shareholders or Affiliates that will be assumed by the Partnership in connection with the Closing.

           5.20  OFFERING.  (a) The sale of the limited
partnership interests hereunder and under the Partnership Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws (collectively, the "Blue Sky Laws"). Neither the Partnership nor any one acting on its behalf has offered the limited partnership interests so as to bring the issuance and sale of limited partnership interests to the LP Investors within the provisions of Section 5 of the Securities Act.

           (b) In the case of each offer or sale of a limited partnership interest, no form of general solicitation or general advertisement was used by the Partnership, Hallador, Production or anyone acting on behalf of any of them.

           (c) Insofar as the representations in the foregoing subsections involve Dillon, Read & Co. Inc. or any of its Affiliates, they are made solely on the basis of the representations contained in Article 6 hereof.

           5.21  DISCLOSURE.  This Agreement, including the
Schedules hereto, does not and will not contain any untrue statement of a fact or omit to state a fact necessary to make the statements contained herein not misleading.

ARTICLE 6.       REPRESENTATIONS AND WARRANTIES OF THE LP
                 INVESTORS.

           Each LP Investor and, as to Section 6.2(a) and
6.2(f) only, Dillon, Read & Co. Inc., represents and warrants, severally as to itself and not jointly, to each of Hallador, Production and the Partnership as follows:

           6.1 AUTHORIZATION AND ENFORCEABILITY. Such LP Investor is authorized to enter into this Agreement and the Other Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Agreements executed and delivered or to be executed and delivered by such LP Investor in connection with the transactions contemplated by this Agreement and the Other Agreements have been duly authorized and approved by all necessary and proper action of such LP Investor and constitute, and will constitute when executed and delivered by such LP Investor, valid and binding agreements of such LP Investor, each enforceable in accordance with its respective terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           6.2 INVESTMENT. (a) Such LP Investor is making its LP Investor Capital Contribution for its own account (except that Dillon, Read & Co. Inc. ("Dillon Read") is acting as the duly authorized agent of the LP Investors listed on the Schedule to the Partnership Agreement, all of whom Dillon Read represents are "accredited investors" within the meaning of Rule 501 under the Securities Act, pursuant to valid powers of attorney duly executed by such Persons which are in full force and effect on the date hereof) solely for investment and with no intention of distributing or reselling its limited partnership interest or any interest therein in any transaction that would be in violation of the securities laws of the United States of America or any State thereof, without prejudice to such LP Investor's right at all times to otherwise sell or assign all or any part of its limited partnership interest pursuant to the terms of any of the Other Agreements if such transaction is pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption available from such registration available under the Securities Act and applicable state securities laws, and subject, nevertheless, to the disposition of such LP Investor's property being at all times within its control.

           (b) Such LP Investor further represents and warrants that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and that such LP Investor, together with any of its advisors, has such knowledge, experience and sophistication in business and financial matters so as to be capable of evaluating the risks of an investment in the Partnership and making an informed decision with respect thereto and is able to bear the economic risk of such investment and able to bear a complete loss of such investment.

           (c) Such LP Investor further represents and warrants that he or it has had a reasonable opportunity to ask questions of and has received answers from Hallador or a person or persons acting on Hallador's behalf concerning an investment in the Partnership and all such questions have been answered to the full satisfaction of such LP Investor.
           (d) Such LP Investor further represents and warrants that, if an entity, such LP Investor was not formed with the specific purpose of acquiring the limited partnership interests in the Partnership.

           (e) Such LP Investor further represents and warrants that he or it understands that (i) the limited partnership interests in the Partnership have not been and will not be registered under the Securities Act, in reliance upon an exemption therefrom for non-public offerings; (ii) such interests have not been and will not be registered under applicable state securities laws in reliance on various exemptions from registration provided therein; (iii) such interests must be held indefinitely unless the sale thereof is registered under such securities laws or an exemption from registration is available; (iv) the exemption provided by Rule 144 under the Securities Act will not be available to the LP Investors with respect to their limited partnership interests in the Partnership; (v) the Partnership is under no obligation to register the limited partnership interests in the Partnership on behalf of any LP Investor or to assist any LP Investor in complying with any exemption from registration;
(vi) he or it may not be able to sell or dispose of his or its limited partnership interest in the Partnership as there will be no public market therefor; and (vii) his or its right to transfer his or its limited partnership interest in the Partnership will be subject to certain restrictions against transfer unless the transfer is in compliance with the Securities Act and applicable state securities laws (including investor suitability standards) and the terms and conditions of the Partnership Agreement.

           (f)   Such LP Investor, if a corporation,
partnership, trust or other entity, further represents and warrants that it is authorized and otherwise duly qualified to purchase and hold a limited partnership interest in the Partnership.

           (g) Other than the LP Investors, Hallador and Production, to the best knowledge of the LP Investors and Dillon Read, no person other than certain Managing Directors, Directors and Officers and other Affiliates of Dillon Read has received any offer to purchase the limited partnership interests in the Partnership and no form of general solicitation or general advertisement was used in connection with the offering of such Interests.

ARTICLE 7.       ADDITIONAL COVENANTS OF THE PARTIES

           7.1 FURTHER ASSURANCES. Following the Closing, each of Hallador, Production and the LP Investors agrees to do or cause to be done such further acts and deeds and deliver or cause to be delivered to each of the others and/or its designees such additional assignments, agreements, powers and instruments, as the others and/or its designees may reasonably require or deem advisable to carry into effect the purposes of this Agreement, the Other Agreements and the Conveyance Documents or to better assure and confirm unto the others and/or its designees its interests, rights, powers and remedies hereunder and thereunder.

           7.2 PARTNERSHIP NAME. Hallador agrees that, from and after the Closing, the Partnership shall have the right to use, on a perpetual royalty-free basis, the term "Hallador" in its name, or in any phrase or logo used in or on any of its literature, or otherwise in connection with the marketing or sale of any product or service or in any other manner in the operation of the Partnership's business, including in the name of the Partnership.

           7.3 TAX MATTERS. (a) All Tax Returns required to be filed after the Closing Date by Hallador and Production with respect to Taxes which, if unpaid, would result in a Lien on any of the Assets or the Partnership or Hallador or Production's interest therein or on Hallador or Production's interest in the Partnership or on the interest of Hallador's shareholders in Hallador will be filed and all Taxes payable pursuant thereto will be timely paid by Hallador or Production.

           (b) Subject to the provisions of the Partnership Agreement, Hallador and Production agree to provide such documents, information and cooperation as shall reasonably be requested by the Partnership in connection with the preparation of any Tax Return or the conduct of any proceedings relating to Taxes of the Partnership or any Partner.

           7.4 EXPENSES. Hallador may cause the Partnership to reimburse it and the LP Investors, as the case may be, for any reasonable expenses incurred by it or the LP Investors in connection with the transactions contemplated hereby including the reasonable fees and out-of-pocket expenses of counsel to Hallador, Production and the LP Investors.

ARTICLE 8.       CONDITIONS TO OBLIGATIONS OF LP INVESTORS.

           The obligations of each LP Investor under this Agreement shall be subject to the fulfillment or satisfaction, prior to or at the time of the Closing, of the following conditions precedent (any of which may be waived in writing as a condition in whole or in part by such LP Investor in its sole discretion).

           8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Hallador and Production in this Agreement, the Other Agreements and the Conveyance Documents and in any certificate or other instrument delivered by Hallador or Production pursuant to the provisions hereof or otherwise in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects at and as of the Closing
Date, as if made on that date.

           8.2 PERFORMANCE. Hallador and Production shall have performed and complied in all respects with all agreements and conditions required by this Agreement, the Other Agreements and the Conveyance Documents to be performed or complied with by them and the Partnership prior to or in connection with the Closing.

           8.3 PARTNERSHIP IN EFFECT. The Certificate and the partnership registration statement will be duly filed in accordance with the requirements of applicable law within one business day after the Partnership Agreement shall have been executed and delivered by the other parties hereto. Effective on such filing, the Partnership shall have been duly organized and validly existing as a limited liability limited partnership under the laws of the State of Colorado and have full partnership power and authority to carry on its business as contemplated to be conducted, except as otherwise noted herein, and to execute, deliver and perform its obligations hereunder and under any of the Other Agreements to which it is a party.

           8.4   OTHER AGREEMENTS AND NON-COMPETITION
AGREEMENTS. Each of the Other Agreements shall have been executed and delivered by the other parties thereto and such other parties shall have performed all obligations, if any, required to be performed thereunder prior to or in connection with the Closing.

           8.5   CONVEYANCE DOCUMENTS AND HALLADOR CONTRIBUTION.
Hallador and Production shall have executed and delivered to the Partnership the Conveyance Documents, as provided by
Section 4.2 hereof, and, at the time of the Closing, shall have made the Hallador Contribution.

           8.6 LITIGATION AND PROCEEDINGS1. (a) No claim, suit, action, arbitration or legal, administrative or other proceeding or governmental investigation shall be pending which in such LP Investor's reasonable judgment might have the effect of restraining or prohibiting, and no injunction or restraining order shall have been granted that would restrain or prohibit in any respect the transactions contemplated hereby or by the Other Agreements and Conveyance Documents.

           (b) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by or before any Governmental Entity which prohibits or restricts the consummation of any of the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents.

           (c) All authorizations, consents, orders or approvals of, or declaration or filings with (except for the expiration of waiting periods imposed by any Governmental Entity and generally obtained after Closing and set forth in
Schedule 5.4) with any Governmental Entity necessary for the consummation of any of the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents shall have been filed, have occurred or have been obtained, as the case may be.

           (d) No action, suit, claim or proceeding by or before any Governmental Entity shall have been commenced and be pending, or in the judgment of such LP Investor shall be threatened or likely, which (i) seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents,
(ii) seeks to obtain any material damages in respect of a claim in connection with the Assets or the Operations or the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents, (iii) seeks to prohibit or impose any material limitation on the ownership or operation by the Partnership of all or any pardon of the Assets, or (iv) otherwise questions the validity or legality of any such transactions and, in the case of any of the foregoing, the same might, in the reasonable judgment of such LP Investor, be adversely determined and such adverse determination would have a Material Adverse Effect.

           8.7   APPROVALS AND CONSENTS.  Except as set forth in
Schedule 5.4, all approvals and consents of any third parties (except for filings or consents in connection with the non-transferred Permits and the Non-Assignable Contracts) and all amendments of agreements, the granting or execution and delivery of which are necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any material right, privilege, license, or other agreement or Permit of, or any material loss to, the Operations upon the consummation of the transactions contemplated hereby, shall (except as otherwise noted herein) have been obtained and all such approvals and consents shall be reasonably satisfactory in form and substance to such LP Investor and shall not impose a condition to such consent which is unduly burdensome to the Partnership or such LP Investor or any of such LP Investor's Affiliates.

           8.8 CERTIFICATE OF HALLADOR AND PRODUCTION. Such LP Investor shall have received a certificate, dated the Closing Date, signed by the President and Chief Executive Officer of Hallador and Production, certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled and as to such other matters reasonably requested by such LP Investor and its counsel.
           8.9 RESOLUTIONS; INCUMBENCY; GOOD STANDING. Such LP Investor shall have received the following, dated as of the Closing Date:

                 (a)   certified copies of the resolutions of
           the Board of Directors of Hallador and Production approving the execution, delivery and performance of this Agreement, the Other Agreements and the Conveyance Documents and of all documents evidencing other necessary corporation action and governmental approvals, if any, with respect to this Agreement, the Other Agreements and the Conveyance Documents; and

                 (b)   a Certificate of the Secretary or
           Assistant Secretary of Hallador and Production certifying the names and true signatures of the officers of Hallador and production authorized to sign this Agreement and the other documents to be delivered hereunder.

           8.10 OPINION OF COUNSEL. The LP Investors shall have received the executed opinion of Heppenstall, Savage, Hillyard & Muller, LLC, counsel to Hallador and Production, in substantially the form attached hereto as Exhibit B.

           8.11 SATISFACTORY FORM. All proceedings taken in connection with the transactions contemplated hereby and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory to such LP Investor and its counsel.

ARTICLE 9.  CONDITIONS TO OBLIGATIONS OF HALLADOR AND
PRODUCTION.

           The obligations of Hallador and Production under this Agreement shall be subject to the fulfillment or satisfaction, prior to or at the time of the Closing, of each of the following conditions precedent on or prior to the Closing Date (any of which may be waived in writing as a condition in whole or in part by Hallador):

           9.1 REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties made by each LP Investor in this Agreement and the Other Agreements and in any certificate or other instrument delivered pursuant to the provisions hereof or otherwise in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects at and as of the Closing Date, as if made on that date.

           9.2 PERFORMANCE. Each LP Investor shall have performed and complied with all agreements and conditions required by this Agreement and the Other Agreements to be performed or complied with by him or it prior to or on the Closing Date.

           9.3   EXECUTION OF PARTNERSHIP AGREEMENT.  Each LP
Investor shall have executed  the Partnership Agreement.

           9.4 OTHER AGREEMENTS. Each of the Other Agreements shall have been executed and delivered by the other parties thereto and such other parties shall have performed all obligations, if any, required to be performed thereunder prior to or in connection with the Closing.

           9.5   LP INVESTOR CONTRIBUTION.  At the time of the
Closing, the LP Investors shall have made the LP Investor
Contributions.

           9.6 LITIGATION AND PROCEEDINGS. (a) No claim, suit, action arbitration or legal, administrative or other proceeding or governmental investigation shall be pending or threatened which in the reasonable judgment of Hallador and Production might have the effect of restraining or prohibiting, and no injunction or restraining order shall have been granted that would restrain or prohibit, in any respect the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents.

           (b) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by or before any Governmental Entity which prohibits or restricts the consummation of any of the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents.

           (c) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of any of the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents shall have been filed, have occurred or have been obtained, as the case may be, except for filings or consents in connection with the Non-Transferred Permits and the Non-Assignable Contracts.

           (d) No action, suit, claim or proceeding by or before any Governmental Entity shall have been commenced and be pending, or in the judgment of Hallador shall be threatened, which (i) seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or by the Other Agreements or the Conveyance Documents or (ii) seeks to prohibit or impose any material limitation on the ownership or operation by the Partnership of all or any portion of the Assets.

           9.7   CERTIFICATE OF LP INVESTORS.  Hallador and
Production shall have received a Certificate, dated the Closing Date, signed by or on behalf of each of the LP
Investors, certifying that the conditions specified in Sections 9.1 and 9.2 have been fulfilled and as to such other matters reasonably requested by Hallador, Production and their counsel.

           9.8 LEGAL OPINION. Hallador and Production shall have received the executed opinion of Brock Fensterstock
Silverstein McAuliffe & Wade LLC, counsel to the LP Investors, in substantially the form attached hereto as Exhibit C.

           9.9 SATISFACTORY FORMS. All proceedings taken in connection with the transactions contemplated hereby and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory to Hallador, Production and their counsel.

ARTICLE 10.      INDEMNIFICATION.

           10.1  INDEMNIFICATION BY HALLADOR AND PRODUCTION.
From and after the Closing, Hallador and Production shall jointly and severally indemnify and hold harmless the Partnership and the LP Investors from and against, for and in respect of:

                 (a) any and all damages, losses, penalties, fines, settlement payments, obligations, liabilities, claims, actions or causes of action (actual or threatened, matured or unmatured, known or unknown, contingent or otherwise), encumbrances and costs and expenses suffered, sustained, incurred or required to be paid by the Partnership or the LP Investors or any of their subsidiaries, including, without limitation, any costs of investigation (individually, a "Loss" and collectively, "Losses"), based upon or arising out of:

                       (i)    the untruth, inaccuracy or breach
                 of any representation, warranty, agreement or covenant by Hallador or Production, contained in or made in this Agreement, any of the Other Agreements, any of the Conveyance Documents or any Schedule hereto or list, certificate, document or written statement delivered pursuant to any of the foregoing or in connection therewith;

                       (ii)   any claim or Loss (other than
                 claims or Losses directly related to the Assumed Liabilities) based upon, arising out of or related to the Bulk Sales laws of any State, province or other jurisdiction; and
                       (iii) any of the Excluded Liabilities
                 (but not the Assumed Liabilities);

                 (b) subject to the last sentence of Section 10.4, all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses, interest and penalties) incurred by the Partnership in connection with any actual or threatened action, suit, proceeding, demand, investigation, information request, assessment or judgment ("Related Expenses") incident to any of the matters indemnified against in Section 10.1(a);

provided, however, that Hallador and Production shall not be obligated to indemnify the Partnership under Section 10.1(a) for any Loss or Losses (A) to the extent such Loss or Losses result from consequential damages, (B) to the extent that insurance proceeds are available to offset the claim, or (C) to the extent of any Tax savings realized by virtue of the payment of such claim; provided, further, that, in the absence of fraud committed by or on behalf of Hallador or any of its Affiliates, Hallador and Production shall not be obligated to indemnify the Partnership under Section 10.1(a) for any Loss or Losses to the extent they exceed in the aggregate $2,000,000.

           10.2 INDEMNIFICATION BY THE LP INVESTORS. From and after the Closing, the LP Investors shall indemnify and hold harmless the Partnership, Hallador and Production from, against, for and in respect of:

                 (a) any and all Losses suffered, sustained, incurred or required to be paid by the Partnership, Hallador, Production or any of their respective Affiliates, including, without limitation, any costs of investigation, based upon or arising out of the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant by the LP Investors, contained in or made in this Agreement, any of the Other Agreements, or any Schedule hereto list, certificate, document or written statement delivered pursuant to any of the foregoing or in connection therewith;

                 (b) subject to the last sentence of Section 10.4, all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses, interest and penalties) incurred by the Partnership, Hallador, Production and their Affiliates in connection with any actual or threatened action, suit, proceeding, demand, investigation, information request, assessment or judgment ("Related Expenses") incident to any of the matters indemnified against in Section 10.2(a); provided, however, that the LP Investors shall not be obligated to indemnify the Partnership or Hallador under
Section 10.2(a) for any Loss or Losses (A) to the extent such Loss or Losses result from consequential damages, (B) to the extent that insurance proceeds are available to offset the claim, or (C) to the extent of any Tax savings realized by virtue of the payment of such claim; provided, however, that, in the absence of fraud committed by or on behalf of the LP
Investors or any of their respective Affiliates, the LP
Investors shall not be obligated to indemnity the Partnership, Hallador, Production or their Affiliates under Section 10.2(a) for any Loss or Losses to the extent they exceed in the aggregate $2,000,000.

           10.3 RESPONSIBILITY FOR TAXES. (a) Hallador and Production shall be liable for and shall indemnify and reimburse the Partnership and its subsidiaries and the LP Investors and their respective Indemnified Parties for (i) all Taxes payable by or with respect to Hallador, Production or the Operations with respect to Taxable Periods ending on or prior to the Closing Date, (ii) the portion of any Taxes payable by or with respect to Hallador, Production and the Operations for any Taxable Period that includes and ends after the Closing Date attributable to the period prior to and including the Closing Date (determined by closing the books at the close of business on the Closing Date), (iii) any Taxes payable by or with respect to Hallador or Production from and after the Closing Date, and (iv) any other Taxes attributable to the Hallador Contribution.

           (b) The LP Investors shall be liable for and shall indemnify and reimburse the Partnership and its subsidiaries and Hallador and their respective Indemnified Parties for (i) all Taxes payable by or with respect to any of the LP
Investors with respect to Taxable Periods ending on or prior to the Closing Date, (ii) the portion of any Taxes payable by or with respect to any LP Investor), of the LP Investors for any Taxable Period that includes and ends after the Closing Date attributable to the period prior to and including the Closing Date (determined by closing the books at the close of business on the Closing Date), (iii) any Taxes payable by or with respect to any of the LP Investors from and after the Closing Date, and (iv) any other Taxes attributable to the LP Investor Contribution.

           (c) Payment by Hallador, Production or the LP Investors, as the case may be, of any amounts due under this paragraph shall be made within 15 calendar days following receipt of written notice that payment of such amounts to the appropriate Taxing Authority (as such term is defined below) is due or will be due within the next 15 calendar days.

           (d) The amounts of any refunds of Taxes with respect to Hallador and Production for any Taxable Period ending on or prior to the Closing Date shall be for the account of, and shall, if received by the Partnership, be paid to Hallador and Production. The amounts of any refunds of Taxes with respect to Hallador and Production for any Taxable Period ending on or after the Closing Date shall be allocated between Hallador and Production, on the one hand, and the Partnership, on the other hand, in accordance with the principles of Section 10.3(a), unless reflected on the Balance Sheet, in which event the refund shall be paid to the Partnership.

           (e) For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest penalties or additions to Tax or additional amounts in respect of the foregoing, For purposes of this Agreement, "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental taxing authority (a "Taxing Authority") in connection with the determination, assessment, collection or administration of any Taxes. For purposes of this Agreement, "Taxable Period" shall mean any period for which a Tax Return is required to be filed.

           10.4 PROCEDURE FOR INDEMNIFICATION. (a) With respect to any indemnification claim made under Section 10.1, 10.2 or
10.3 hereof, subject to the last sentence of this Section
10.4, any indemnifying party shall promptly, upon demand, reimburse any Indemnified Party for, as incurred, or pay any Losses and Related Expenses as to which an indemnifying party has agreed to indemnity an Indemnified Party pursuant to this
Article 10. The Indemnified Party shall promptly notify in writing the indemnifying party of any known claim for payment of any Losses or Related Expenses (regardless of the provisos set forth in Section 10.1). The Indemnified Party shall have the right to employ counsel of its choice reasonably satisfactory to the indemnifying party and conduct the defense and settlement relating to any Loss (regardless of the provisos set forth in Sections 10.1 and 10.2) that is the subject of any cause of action or proceeding between or among Hallador, the Partnership or any LP Investor or any of its Indemnified Parties, on the one hand, and a third party, on the other hand (regardless of who is the Indemnified Party), and Hallador, the Partnership or the LP Investors, as the case may be, shall reasonably cooperate therewith, which costs and expenses shall be paid by the indemnifying party upon demand therefor by the Indemnified Party. In addition, any indemnifying party shall indemnify and hold harmless the Indemnified Parties from any and all reasonable legal expenses incurred by the Indemnified Parties in connection with enforcing their rights to indemnity under this Article I as Related Expenses; provided, however, that, in the case of any claim for indemnity (i) by the Partnership, any LP Investor or one of their Indemnified Parties pursuant to Section 10.1, or
(ii) by the Partnership, Hallador, Production or one of their respective Indemnified Parties pursuant to Section 10.2 (in each case, the "Instituting Party") in respect of, in each case, a claim instigated by such Instituting Party (and not as a result of a claim made by any third party), it is agreed that if the indemnifying party disputes any such claim for indemnity the fees and expenses of counsel employed by such Instituting Party need not be paid on demand by the indemnifying party until such time as either the dispute is resolved between the Instituting Party and the indemnifying party or an arbitral decision is obtained by the Instituting Party,

           (b) In the event of any payment, and only to such extent, under this Section 10.4 to an Indemnified Party, the indemnifying party shall be subrogated to all of such Indemnified Party's rights in respect of such Losses and Related Expenses against any Person other than such Indemnified Party and its Affiliates and such Indemnified Party shall execute and deliver such instruments and take such other action as the indemnifying party shall reasonably request in order to effect such subrogation, all at the expense of the indemnifying party; provided, however, that the indemnifying party shall not interfere with any proceedings between the Indemnified Party and any third party. If payment is made by an indemnifying party under this Section 10.4 and the Indemnified Party subsequently recovers from a third party any Losses or Related Expenses for which such payment was made, such Indemnified Party shall receive in trust for the indemnifying party the proceeds of such recovery and promptly pay such proceeds to the indemnifying party.

           10.5 RIGHT OF LP INVESTORS TO INSTITUTE PROCEEDINGS. Hallador agrees that the LP Investors shall have the right to institute arbitration proceedings in the name of and on behalf of the Partnership to enforce the Partnership's rights against Hallador under this Article 10.

           10.6 RIGHT OF OFFSET. In addition to any right which an LP Investor may have under applicable law, Hallador, Production and the LP Investors agree that each shall, to the extent that as a result of any arbitral or other decision obtained for any claim made pursuant to the indemnification provisions of Section 10.1 or 10.2, Hallador, Production or the LP Investors, as the case may be, either (a) would not have adequate assets to satisfy such judgment or (b) would be rendered insolvent by satisfying such judgment, the Partnership shall be obligated to offset such amount of any such judgment against each distribution or other payment made by the Partnership to Hallador, Production or the LP Investors, as the case may be, until the award has been satisfied in full. It is further agreed that to the extent Hallador, Production or the LP Investors acknowledge in writing liability to the Partnership in respect of a claim made pursuant to such indemnification provisions, but certifies to the satisfaction of a majority of the Interests (as defined in the Partnership Agreement) that it would be unable to satisfy such claim by reason of the foregoing clauses (a) and (b), the Partnership shall also be obligated to exercise such right of offset.

           10.7 SURVIVAL. The representations and warranties of Hallador to the Partnership and the LP Investors will survive the Closing for a period of one year following the Closing Date (the "Survival Period"). The representations and warranties of the LP Investors will survive the Closing for the Survival Period.

           10.8 LP INVESTOR REMEDIES. Each of the LP Investors agrees not to institute any action or proceeding against the Partnership, Hallador or Production which is based upon or arises out of a breach by another LP Investor of any representation or warranty contained in Article 7 or which is based upon a breach of any representation or warranty of Hallador, Production or the Partnership of which the LP Investor had actual knowledge on or prior to the Closing Date.

ARTICLE 11.      SUBSTITUTION OF LP INVESTORS.

           Notwithstanding any provision hereof to the contrary, in the event that one or more of the LP Investors (a "Non-Investor") docs not make all or part of such LP Investor's LP Investor Contribution, Yorktown Energy Partners II, L.P. shall assume the obligations of such Non-Investor to make its LP Investor Contribution and the obligations of such Non-Investor shall cease. Such assumption by Yorktown Energy Partners II, L.P. shall mean that no default by such Non-Investor shall have occurred hereunder and that neither Hallador, the Partnership nor any of their respective Affiliates or shareholders shall have any claim by reason of such Non-Investor's actions.

ARTICLE 12.      MISCELLANEOUS.

           12.1 GOVERNING LAW; ASSIGNMENT; SUCCESSORS AND ASSIGNS; COUNTERPARTS; ENTIRE AGREEMENT. (a) This Agreement:
(i) shall be construed under and in accordance with the laws of the State of Colorado without regard to conflict of laws provisions, (ii) may not be assigned by any party without the consent of the other party and any such assignment without such consent shall be void, except to the extent such assignment is otherwise specifically permitted by the terms of this Agreement, (iii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, (iv) together with the other Agreements, the Conveyance Documents and the Schedules, annexes and exhibits hereto and thereto constitute the entire agreement and understanding, and supersede all prior agreements, representations and understandings, both written and oral, between the parties hereto relating to the subject matter hereof, and (v) may not be amended or modified except by written agreement executed by each of the parties hereto. Any party may waive any or all of the provisions or conditions herein contained to which its obligations hereunder are subject; provided, however, that no provisions or conditions shall be deemed waived (even if the Closing has occurred) unless such waiver is in writing, A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement; provided further, that in the event that, subsequent to the Closing, Hallador, Production or the Partnership promptly cures any breach of any provision contained herein after notice thereof, no party hereto shall have any recision rights.

           (b) Any assignee shall have all the rights and obligations of the assignor with respect to the rights assigned to it and all references hereunder or any of the Other Agreements or the Conveyance Documents to such party shall, to such extent, include such assignee. Each party agrees to enter into such agreements as is reasonably necessary to effect any such assignment.

           12.2 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given, except as otherwise provided herein, when delivered in person or by telex, telegram, telecopier or other standard form of written telecommunication, or three days after being deposited in the U.S. mail, by certified mail, return receipt requested, postage prepaid, in each case to the parties at the addresses set forth on the signature pages hereof or at such other address as any party may have furnished to the other party in writing.

           12.3 HEADINGS. The table of contents, section and other headings in this Agreement are for the purpose of reference only, and shall not limit or otherwise affect the meaning or interpretation of any of the terms or provisions hereof. References to Sections, except as otherwise indicated are references to Sections of this Agreement.

           12.4 TERMINATION. This Agreement may be terminated and abandoned by notice given at any time prior to the Closing in the manner hereinafter provided:

                 (a)   by Hallador or Production if there has
           been a material misrepresentation or a material default or breach by the LP Investors with respect to their representations and warranties in this Agreement or the due and timely performance of any of the LP Investors covenants and agreements contained in this Agreement and such misrepresentation, default or breach shall not have been cured within 10 days after receipt by the LP Investors of notice specifying particularly such misrepresentation, default or breach; or

                 (b) by the LP Investors if there has been a material misrepresentation or a material default or breach by Hallador, Production or the Partnership with respect to their respective representations and warranties in this Agreement or the due and timely performance of their respective covenants and agreements contained in this Agreement, and such misrepresentation, default or breach shall not have been cured within 10 days after receipt by Hallador, Production or the Partnership, as the case may be, of notice specifying particularly such misrepresentation, default or breach; or
                 (c)   by mutual agreement of Hallador,
           Production and the LP Investors; or
                 (d)   by Hallador, Production or the LP
           Investors if the Closing shall not have occurred on or before August 30, 1997, and if the failure to consummate the Closing on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to the Closing.

           12.5 EXPENSES. Except as otherwise expressly provided in Section 7.6 of this Agreement, each of the parties will pay its own expenses incident to the preparation and carrying out of this Agreement and the Other Agreements and the Conveyance Documents and the expenses and fees involved in the preparation and delivery of all documents, reports and opinions required to be delivered by or on behalf of it hereunder, whether or not the transactions contemplated hereby are consummated.

           12.6 RISK OF LOSS. Legal title and risk of loss with respect to any Asset shall not pass to the Partnership until the Assets are transferred to the Partnership at the Closing.
           12.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

           12.8   INCORPORATION OF SCHEDULES, ETC.  All
Schedules and Exhibits hereto are hereby made a part hereof the same as if herein specifically set forth.

           12.9 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, (a) a suitable and equitable provision or provisions shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision or provisions and (b) the remainder of this Agreement and the validity, legality and enforceability of any such provision or provisions in every other respect an the remaining provisions of this Agreement shall not be in any way impaired.

           12.10 ARBITRATION. If any controversy arises between or among any of the parties hereto, including the Partnership, with respect to any matter, such controversy shall be submitted to and determined by a board of three
arbitrators which shall sit in Denver, Colorado.   The parties
intend that arbitration shall be the sole judicial or quasi-judicial remedy available to enforce their rights and the board of arbitrators is hereby empowered to have all of the powers and remedies available to it as are available to any U.S. federal district court as well as to any federal court of appeals including, without limitation, the powers of such a court sitting in equity. Also, the board of arbitrators shall be vested with all other powers as may be provided by the laws of the United States and Colorado. If the arbitration is not accomplished as set forth herein, then this agreement for the submission to arbitration shall be enforced by appropriate proceedings at the request of any party.

           Any party may notify the other party or parties in writing of its desire to have arbitration and of the name of the arbitrator selected by the party(ies) giving such notice.
Within 20 actual (not business) days after receipt of such notice, the party(ies) receiving the same shall select the second arbitrator and notify the party giving notice of the name of such second arbitrator. If the party(ies) receiving such notice shall fail to name a second arbitrator within such 20 days, the party giving such notice shall name a second arbitrator. The parties hereby agree that this procedure is equitable in a situation where the notified party fails to name its arbitrator within such 20 days. If the two arbitrators so named shall fail within 20 actual days after the appointment of the second arbitrator to agree upon and select a third arbitrator, then each arbitrator shall, on the second business day in Colorado following the expiration of such 20 days, simultaneously submit to the other arbitrator a list of five persons willing to serve as, and suggested by the arbitrator to be, the third arbitrator. Within ten business days in Colorado thereafter, the two appointed arbitrators shall meet in person at a place of their choosing. At such meeting, each arbitrator shall select one person from the other arbitrator's list of five names and a coin shall be flipped to determine which of the two selected persons shall be the third arbitrator.

           The arbitrators shall, as quickly as practicable, fix a reasonable time and place for hearings, at which each party may submit such evidence as it may see fit, and the parties hereby expressly waive the rules of discovery, procedure and evidence which would apply in cases at law or in equity and agree that the arbitrators may establish their own rules of discovery, procedure and evidence. The decision of the arbitrators shall be made within 30 days, or such longer period as may be required in unusual circumstances, after the conclusion of any hearing. The decision of the arbitrators shall be in writing, signed by the arbitrators or a majority of them, and shall be final and binding upon the parties and be non-appealable, except for actual common law fraud perpetrated by a majority of the arbitrators.

           Unless otherwise ordered by the arbitrators, each party shall pay the fees and expenses of the arbitrator selected by it and one-half of the fees and expenses of the third arbitrator. All other fees and expenses of each party, including without limitation, the fees and expenses of its counsel, witnesses and others acting for it, shall be paid as determined by the arbitrators or a majority of them.

           12.11 PRESS RELEASES. Neither Hallador (unless otherwise required by law) nor the LP Investors shall make any public announcement of record or press release regarding this transaction without the consent of the other party, which shall not be unreasonably withheld.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.


                                                HALLADOR

Address:                                HALLADOR PETROLEUM COMPANY

1660 Lincoln, Suite 2700
Denver, CO  80264
                                        By /S/VICTOR P. STABIO
                                        ---------------------------
                                           Victor P. Stabio,
                                           President

                                                 PRODUCTION

Address:                                HALLADOR PRODUCTION COMPANY
1660 Lincoln, Suite 2700
Denver, CO 80264

                                        By /S/VICTOR P. STABIO
                                        ---------------------------
                                           Victor P. Stabio,
                                           President


                                                 LP INVESTORS

c/o Dillon, Read & Co. Inc.             YORKTOWN ENERGY PARTNERS II,
535 Madison Avenue                      L.P.
New York, NY  10022
                                        By Yorktown II Corp.,
                                           its General Partner


                                        By /S/BRYAN H. LAWRENCE
                                        ---------------------------
                                           Bryan H. Lawrence


                                        DILLON, READ & CO. INC., as
                                        agent

535 Madison Avenue
New York, NY  10022
                                        By /S/BRYAN H. LAWRENCE
                                        ---------------------------
                                           Bryan H. Lawrence
                                           Managing Director


                                        PINNACLE ENGINE COMPANY LLC


370 17th Street, Suite 2750
Denver, CO  80202                       By /S/CORTLANDT S. DIETLER
                                        ---------------------------
                                           Cortlandt S. Dietler


                                        DAVID C. HARDIE TRUST, DATED
                                        SEPTEMBER 13, 1972


740 University Avenue, Suite 110
Sacramento, CA  95825                   By /S/DAVID C. HARDIE
                                        ---------------------------
                                           David C. Hardie, Trustee


                                        STEVEN R. HARDIE TRUST,
                                        ---------------------------
                                        DATED SEPTEMBER 13, 1972


1407 Upper River Road
Gold Hill, OR  97525                    By /S/STEVEN R. HARDIE
                                           ---------------------------
                                           Steven R. Hardie, Trustee


                                        REXONAD BEAUFORT, INC.


470 Amethyst Street
New Orleans, LA  70124                  By /S/EDWIN C. JAMES
                                           ---------------------------
                                           Edwin C. James, President


                              SCHEDULE


                                   Amount of              Amount of
 Name and Address                Contribution         Partnership Interest
---------------------------        ----------------    -----------------

Hallador Petroleum Company         All of its assets         35.45% (a)
1660 Lincoln, suite 2700           and liabilities
Denver, CO 80264                   valued at
303-839-5506                       $6,000,000
Fax 303-832-3013

Hallador Production Company        All of its assets         34.86% (b)
1660 Lincoln, Suite 2700           and liabilities
Denver, CO 80264                   valued at
303-839-5506                       $5,900,000
Fax 303-832-3013

Yorktown Energy Partners II, L.P.   $3,968,100 cash       23.45% (b)
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, NY 10022
212-906-7145
Fax 212-906-8690

Dillon, Read & Co. Inc., as Agent   $   831,900 cash        4.92% (b)
535 Madison Avenue
New York, NY 10022
212-906-7145
Fax 212-906-8690

Pinnacle Engine Company LLC         $   100,000 cash        0.59% (b)
Attn:  Cortlandt S. Dietler
370 17th Street, Suite 2750
P. O. Box 5660
Denver, CO 80217
303-626-8200
Fax 303-626-8228
David C. Hardie Trust               $    50,000 cash        0.29% (b)
dated September 13, 1972
Suite 110
740 University Ave.
Sacramento, CA 95825
916-920-0191
Fax 916-920-3018

Steven R. Hardie Trust              $    50,000 cash        0.29% (b)
dated September 13, 1972
1407 Upper River Road
Gold Hill, OR 97525
541-855-8747
Fax 541-955-9011

Rexonad Beaufort, Inc.              $    25,000 cash        0.15% (b)
Attn:  Mr. Edwin C. James
470 Amethyst Street
New Orleans, LA 70124
504-288-4326
Fax 504-288-7329


                                    $16,925,000            100.00%

------------------
(a)  General partnership interest
(b)  Limited partnership interest


                                       SCHEDULE 2.3
Except as set forth in Schedule 5.4 attached hereto, there are no Non-Assignable contracts or Permits.

                                        SCHEDULE 5.4

Except as set forth below and in the Agreement, to the best knowledge of Hallador and Production, no approval or authorization of, filing or registration with, or notification to, any Governmental Entity is required in connection with the execution and delivery of this Agreement, the Other Agreements and the Conveyance Documents by Hallador, the performance of their obligations hereunder or thereunder or the consummation by them of the transactions contemplated hereby or thereby or is required to assure the ability of the Partnership to conduct the operations from and after the Closing on the basis conducted by and contemplated to be conducted by Hallador and Production prior to the Closing:

  1. Federal (BLM and BIA) approval for the transfer of Federal and Indian leases, operating rights, rights of way et al.

  2. State approval for the transfer of such state's leases, operating rights, rights of way et al.

  3. Approvals and consents normally obtained after closing of oil and gas transactions of this nature.

  4. Approval of landlord at 1660 Lincoln, Denver, Colorado with respect to Suite 2700.

                                       SCHEDULE 5.7
There are no Liens on any personal property of Hallador or Production.

                                        SCHEDULE 5.10

There is no Litigation involving Hallador or Production or threatened against either of them except as noted in Schedule 5.16 attached hereto and except for the Mier v. Ace Transportation, Inc. et al. case pending in the Civil District Court for the Parish of Orleans, State of Louisiana.
This case, which Hallador believes to be spurious, involves a claim Hallador of less than $10,000.

                                        SCHEDULE 5.16

Hallador and Production are involved in an industry which is prone to charges of environmental misuse. Such attitude is even more heightened in Santa Barbara County, California where Production operates the South Cuyama Field. In that regard, Hallador and Production have previously furnished Dillon Read as Agent for the LP Investors the environmental reports done at the time of acquisition of such Field and have kept such firm's designees on Hallador's board of directors fully informed about all environmental claims.

Except as set forth above, to the best knowledge of Hallador and Production, there are no past or present events, conditions, liens, circumstances, activities, practices, incidents, actions or plans that could interfere with or prevent compliance by Hallador or Production, or give rise to an action or liability under any Environmental Law.

                                       SCHEDULE 5.17

Except as set forth in the Agreement and Schedules, to the best knowledge of Hallador and Production, neither Hallador nor Production has any material liabilities of any nature (whether due or to become due, absolute, contingent or otherwise. Including, without limitation, any liability or obligation on account of Taxes or any governmental charge or penalty interest or fines), except (a) liabilities reflected on the Balance Sheet that have not been discharged since April 1, 1997, (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, and (c) liabilities incurred in connection with transactions provided for in this Agreement, the Other Agreements and the Conveyance Documents.




                               EXHIBIT A

THE PARTNERSHIP INTERESTS REFERRED TO IN THIS LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE OR OTHER APPLICABLE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. NEITHER SUCH INTERESTS NOR ANY
PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED,
SOLD, ASSIGNED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS, AND (II) THE TERMS AND CONDITIONS OF THIS AGREEMENT.


              AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP

                                      OF

                            HALLADOR PETROLEUM, LLP


     THIS AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP
("Agreement") made as of July 15, 1997, by and among Hallador Petroleum Company, a Colorado corporation ("Hallador"), as general partner (which entity, together with any other person who, in accordance with the terms hereof, may be admitted hereafter as a general partner, is herein referred to as the "General Partner"), and the persons and entities identified as limited partners in Schedule A hereto, as limited partners (which persons and entities, together with any other persons who, in accordance with the terms hereof, may be admitted hereinafter as limited partners, are herein referred to as the "Limited Partners"). The General Partner and the Limited Partners are sometimes referred to herein collectively as the "Partners".*


                             W I T N E S S E T H :

     The parties desire to form a limited liability limited partnership pursuant to the Colorado Uniform Limited Partnership Act, as amended from time to time (the "Act").

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:


                           ARTICLE I

                 FORMATION OF THE PARTNERSHIP

     1.1 (a) Formation. The parties to this Agreement hereby create a limited liability limited partnership under and pursuant to the Act upon the terms and subject to the conditions set forth in this Agreement. The General Partner shall cause a certificate of limited partnership (the "Certificate"), a partnership registration statement (the "Registration Statement") and any other documents or instruments to be completed, signed by the General Partner and the Limited Partners, and filed in the appropriate offices in the State of Colorado such documents as shall be necessary or appropriate to form the Partnership.

          (b) Partnership Name. The name of the Partnership shall be Hallador Petroleum, LLP. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner. The words "Limited Partnership" or the abbreviation "LLP" or derivatives thereof shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.

     1.2 Purpose and Powers of the Partnership. The purpose of the Partnership shall be to engage in any lawful business which may be engaged in by a limited partnership organized under the Act including, but not limited to, the acquisition, working or disposition of mineral leases and other interests in oil and gas properties, by purchase or otherwise, and drilling for and participating directly or indirectly in the drilling for oil and natural gas located in, on or under such properties and investing and engaging in any and all phases of the oil and gas business and any and all activities incident thereto. Such business purposes shall also include, without limitation, the purchase, sale, acquisition, disposition, development, operation and production of and exploration for oil and gas, and the doing of all things incident thereto or connected therewith.

     1.3 Term. The term of the Partnership shall commence on the date of the filing of the Certificate in the office of the State of Colorado and shall continue until December 31, 2050, or until the earlier termination of the Partnership in accordance with the provisions of Article VI.

     1.4 Principal Place of Business. The principal place of business of the Partnership shall be at Hallador Petroleum Company, 1660 Lincoln, Suite 2700, Denver, Colorado 80264 or such other place or places as may be designated at any time and from time to time by the General Partner. The General Partner shall promptly inform the Limited Partners of any change in the principal office of the Partnership.

     1.5 Agent for Service of Process. The name of the Partnership's initial agent for service of process at the principal office is Victor P. Stabio.

     1.6 Fiscal Year. The fiscal year of the Partnership shall end on December 31.

     1.7  Documents.
          (a) The Partners authorize the filing of the Certificate, the Registration Statement by the General Partner and such other certificates or filings as may be required for the formation and operation of a limited liability limited partnership in the State of Colorado or any other jurisdiction in which the Partnership elects to do business. The General Partner shall thereafter file any necessary amendments to the Certificate, and shall otherwise do all things (including, without limitation, the appointment of registered agents of the Partnership and maintenance of registered offices of the Partnership) requisite to the maintenance of the Partnership as a limited liability limited partnership under the laws of the State of Colorado or any other jurisdiction in which the Partnership may elect to do business.

          (b) The General Partner shall use its best efforts to qualify to do business or become licensed in each jurisdiction where the activities of the Partnership make such qualification or licensing necessary or appropriate.

     1.8  Power of Attorney.

          (a) The Limited Partners hereby constitute and appoint each of the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 6.2, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power and authority in their name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices
(i) all certificates, partnership registration statements, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited liability limited partnership (or a partnership in which the limited partners have limited liability) in the State of Colorado and in all other jurisdictions in which the Partnership or any of its subsidiaries may conduct business or own property; (ii) all certificates, amendments to this Agreement, partnership registration statements, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect or to effect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (iii) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect or to effect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; and (iv) all certificates, amendments to this Agreement, documents and other instruments relating to the admission, withdrawal or substitution of any Partner or the capital contribution of any Partner. With respect to matters on which this Agreement expressly provides for the vote, consent or approval of the Limited Partners or the Executive Committee, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.8(a) only after the necessary vote, consent or approval of the Limited Partners or the Executive Committee, as the case may be. Nothing contained in this
Section 1.8(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with
Section 10.7, or as is otherwise expressly provided for in this Agreement.

          (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, dissolution, bankruptcy or termination of a Limited Partner and the transfer of all or any portion of such Limited Partner's Interest and shall extend to such Limited Partner's successors and assigns.

     1.9 Ownership of Property. Legal title to all assets, rights and property, whether real, personal or mixed and whether tangible or intangible, acquired by the Partnership shall be acquired, held, owned and subsequently conveyed in the name of the Partnership or in the name of a subsidiary of the Partnership and no Partner, individually or collectively, shall have any ownership interest in such Partnership Properties or any portion thereof

     The Partnership shall have the power to acquire, own, lease, sublease, manage, operate, hold, deal in, control or dispose of any interest in real property in any jurisdiction, foreign or domestic. The Partnership shall also have the power to acquire, own, hold, manage, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the stock of or other interest in any corporation or other business entity, foreign or domestic, or in any corporation or other business entity formed or organized under the laws of the United States or any other jurisdiction.

     1.10 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal period, after giving effect to the following adjustments:

               (a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-l(b)(4)(iv) and 1.704-2 or would be deemed obligated to restore if Partner Loan Nonrecourse Deductions were treated as Nonrecourse Deductions; and

               (b)   Debit to such Capital Account the items
     described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-
     1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the
     Treasury Regulations.

          The foregoing definition of Adjusted Capital Account
     Deficit is intended to comply with the provisions of
     Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.
          "Adjusted Capital Contributions" means, as of any day, a Partner's Capital Contributions adjusted as follows:

               (a) Increased by the amount of any Partnership liabilities which, in connection with distributions pursuant to Section 6.2 hereof, are assumed by such Partner or are secured by any Partnership Property distributed to such Partner.

               (b) Increased by any amounts actually paid by such Partner to any Partnership lender pursuant to the terms of any Assumption Agreement; and

               (c)   Reduced by the amount of cash and the
     Carrying Value of any Partnership Property distributed to such Partner pursuant to Section 6.2 hereof and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

          In the event any Partner transfers all or any portion of his Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Capital Contribution of the transferor to the extent it relates to the transferred Interest.

          "Affiliate" means, in connection with a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified and shall include any partnership in which such Person is a general partner or limited liability company in which such Person is a manager so long as such Person is a general partner or manager or otherwise legal or contractual operating control of such entity, respectively. In no event shall any Limited Partner be deemed to be an Affiliate of the Partnership or the General Partner.

          "Agreement" means this Agreement of Limited
Liability Limited Partnership, as amended from time to time.

          "Assumption Agreement" means any agreement among the Partnership, any of the Partners, and any Person to whom the Partnership is indebted pursuant to a loan agreement, any seller financing with respect to an installment sale, a reimbursement, keepwell or guaranty agreement, or any other arrangement (collectively referred to as a "Loan" for purposes of this Agreement) pursuant to which any Partner expressly assumes or guaranties, on a personal basis, any liability with respect to such Loan. The amount of any such loan shall be treated as assumed by the Partner or Partners so assuming or guaranteeing for all purposes under this Agreement in the proportions set forth in such Assumption Agreement and their respective amounts so assumed or guaranteed shall be credited to their respective Capital Accounts. To the extent such Loan is repaid by the Partnership, the Partners' Capital Accounts shall be debited with their respective shares of the repayments. To the extent such Loan is repaid by some or all of the Partners from their own funds, there shall be no adjustments to their Capital Accounts.

          "Bankruptcy" shall mean, with respect to a Partner, any of the following:
               (a)   The valid appointment of a receiver or
     trustee or other representative to administer all or a substantial portion of the Partner's assets or the Partner's Interest;

               (b) The filing by the Partner of a voluntary petition for relief under the bankruptcy, insolvency or similar laws of the United States or any jurisdiction thereof or of a pleading in any court admitting in writing its inability to pay its debts as they become due,

               (c)   The making by the Partner of a general
     assignment for the benefit of creditors;

               (d)   The filing by the Partner of an answer
     admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under the bankruptcy, insolvency or similar laws of the United States or any jurisdiction thereof; or

               (e) The entry of an order, judgment or decree by any court of competent jurisdiction, granting relief against the Partner in a proceeding under the bankruptcy, insolvency or similar laws of the United States or any jurisdiction there, and such order, judgment or decree continuing unstayed and in effect for a period of ninety
     (90) days after such entry.
          "Capital Account" means, with respect to any Partner, the Capital Account maintained in the Partnership for such Person in accordance with the following provisions:

               (a)   To each Person's Capital Account there
     shall be credited such Person's Capital Contributions, such Person's distributive share of Profits, Simulated Gains, and any items in the nature of income or gain that are specifically allocated pursuant to Sections 3.4 and
     3.5 hereof, and the amount of any Partnership liabilities explicitly assumed by such Person or which are secured by any Property distributed to such Person.

               (b) To each Person's's Capital Account there shall be debited the amount of cash and the Carrying Value of any Property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, Simulated Losses, Simulated Depletion Deductions, and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 3.4 and 3.5 hereof, and the amount of any liabilities of such Person assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership.

               (c)   In the event all or a portion of an
     Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

               (d) In determining the amount of any liability for purposes of subsections (a) and (b) above and for purposes of determining Adjusted Capital Contributions, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Treasury Regulations.

               (e) For purposes of computing the Partners' Capital Accounts, Simulated Depletion Deductions, Simulated Gains, and Simulated Losses shall be allocated among the Partners in the same proportions as they (or their predecessors in interest) were allocated the basis of Partnership oil and gas properties pursuant to Code
     Section 613A(c)(7)(D), the Treasury Regulations thereunder, and Section 1.704-1(b)(4)(v) of the Treasury Regulations. Pursuant to Code Section 613A(c)(7)(D) and the Treasury Regulations thereunder and Section 1.704-1(b)(4)(v) of the Treasury Regulations, the adjusted basis of all oil and gas properties shall be shared by the Partners in the same proportions as they share Net Income pursuant to Section 3.2 hereof.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably and in good faith, after consultation with Yorktown, determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the General Partner), are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have either a material disproportionate effect on one or more of the Limited Partners or a material effect on the amounts distributable to any Partner pursuant to Section 6.2 hereof upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet as computed for book purposes in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

          "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Carrying Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Person. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Person until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv)(d)(2).

          "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:
               (a) The initial Carrying Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

               (b)   The Carrying Value of all Partnership
     assets shall be adjusted to reflect their respective fair market values, as reasonably and in good faith determined by the General Partner after consultations with Yorktown, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution, (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an Interest in the Partnership, and (iii) the liquidation of the Partnership within the meaning of Treasury Regulation
     Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (c)   The Carrying Value of any Partnership
     asset distributed to any Partner shall be the fair market value of such asset on the date of distribution; and

               (d) The Carrying Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), provided, however, that Carrying Values shall not be adjusted pursuant to this Section to the extent the General Partner determines that an adjustment pursuant to section (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this section (d).

          If the Carrying Value of an asset has been determined or adjusted pursuant to sections (a), (b), or
     (d) hereof, such Carrying Value shall thereafter be adjusted by the Simulated Depletion Deductions or Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

          "Certificate" means the Certificate of Limited
Partnership to be filed in the office of the Colorado
Secretary of State pursuant to the Act as the Certificate may be amended from time to time in accordance with the Act.

          "Closing" shall have the meaning specified in the Contribution Agreement.

          "Closing Date" shall have the meaning specified in the Contribution Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
          "Consent Action" shall have the meaning specified in
Section 2.12.

          "Consent Interest" shall have the meaning specified in Section 2.12.

          "Contribution Agreement" shall mean the Contribution
Agreement, dated as of July 15, 1997, by and among the General
Partner and the Limited Partners.

          "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset under the Code for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero. Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner and acceptable under the Code.

          "Event of Termination" shall have the meaning set forth in Section 6.1.

          "Event of Withdrawal" shall mean, with respect to the General Partner, any Bankruptcy of the General Partner and, if the General Partner is an individual, any death or incapacity of the General Partner.

          "Executive Committee" shall have the meaning specified in Section 2.3(a).

          "General Partner" means any Person who or which (a) is referred to as a General Partner in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (b) has not ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons. The initial General Partner is Hallador.

          "Indemnitee" shall have the meaning set forth in
Section 2.8.

          "Initial Capital Contribution" shall mean the amount that a Partner has contributed to the capital of the Partnership, specified in Schedule A hereto.

          "Limited Partner" means any Person whose name is set forth on Schedule A hereto as a Limited Partner or who has become a Limited Partner pursuant to the terms of this Agreement. "Limited Partners" means all such Persons.

          "Liquidator" shall have the meaning set forth in
Section 6.2.

          "Majority in Interest", or other specified percentage in interest, as the case may be, shall mean Limited Partners representing Consent Interests as set forth in
Section 2.12 which aggregate to more than 50%, or more than such specified percentage, as the case may be, of the aggregate Capital Contributions by all the Limited Partners. References to all Limited Partners or unanimous consent herein shall be deemed to refer to 100% in interest.

          "Net Income" or "Net Loss" means for each fiscal year or other period, the taxable income or taxable loss of the Partnership for such year or period as determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), increased by the amount, if any, of tax-exempt income received or accrued by the Partnership, reduced by the amount, if any, of all expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (including expenditures treated as described in Section 705(a)(2)(B) of the Code under Treasury Regulation section 1.704-1(b)(2)(iv)(i)) and any amounts allocated pursuant to Section 3.4, Section 3.5 or Section 3.6 hereof, and adjusted, with respect to any property having a Carrying Value that differs from its tax basis, as described in the following sentence: For purposes of computing Net Income or Net Loss, the amount of Depreciation for any taxable year with respect to any such property shall equal the amount that bears the same ratio to the Carrying Value of such property at the time that such property was contributed to the Partnership (or at the time that the Carrying Value of such property was redetermined) as the Depreciation computed for federal income tax purposes with respect to such property for such taxable years bears to the adjusted federal income tax basis of such property at such time (provided, however, that if such property has an adjusted federal income tax basis of zero at the time such property is contributed, Depreciation shall be determined using any reasonable method selected by the General Partner). In the event the Carrying Value of any Partnership property is adjusted pursuant to the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Net Income and Net Loss; and gain or loss with respect to the disposition of any such property with respect to which gain or loss is recognized for federal income tax purposes shall be determined by the difference between (a) the amount realized with respect to such disposition, and (b) the Carrying Value of the property.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(d) of the Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, determined according to the provisions of such Sections of the Treasury Regulations.

          "Ownership Percentage Interests" means and refers to the Partners' Partnership Interests expressed as a pro rata portion of 100% as set forth opposite each Partner's name on Schedule A, as such Ownership Percentage Interests may be modified from time to time in accordance with this Agreement.

          "Partner Loan Nonrecourse Deductions" means any Partnership deductions that would be Nonrecourse Deductions if they were not attributable to a loan made or guaranteed by a Partner within the meaning of Regulations Section 1.704-2(b)(1) or (4).

          "Partnership" means the partnership formed pursuant to this Agreement and the Certificate and the entity continuing the business of the Partnership in the event of dissolution as provided in this Agreement.

          "Partnership Interest" or "Interest" means, as to any Partner, such Partner's rights to participate in the income, gains, losses, deductions and credits of the Partnership, together with all other rights and obligations of such Partner under this Agreement and the Act.

          "Partnership Loan" shall have the meaning set forth in Section 2.14.

          "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(d) of the Treasury Regulations.

          "Person" means an individual, trust, estate, partnership, association, company, corporation, governmental authority or any other entity,

          "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

          "Representatives" shall have the meaning specified in Section 2.3(a).

          "Simulated Depletion Deductions" means the simulated or actual depletion allowance computed by the Partnership with respect to its oil and gas properties pursuant to Section
1.704-1(b)(2)(iv)(k) of the Treasury Regulations. In computing such amounts, the General Partner shall have complete and absolute discretion to make any and all permissible elections.

          "Simulated Gains" and "Simulated Losses" means, respectively, the simulated gains or simulated losses computed by the Partnership with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k) of the Treasury Regulations. In computing such simulated gains or losses, the General Partner shall have complete and absolute discretion to make any and all permissible elections.
          "Tax Matters Partner" shall have the meaning specified in Section 8.3.

          "Transfer" shall mean the direct or indirect sale, donation, assignment (as collateral or otherwise), pledge, hypothecation, encumbrance, transfer or disposition of any Interest.

          "Treasury Regulations" means the Income Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                          ARTICLE II

                 MANAGEMENT OF THE PARTNERSHIP

     2.1 Management Generally. Except as expressly set forth herein, the General Partner shall have full control of the management of the Partnership business and affairs. No Limited Partner shall, in his or its capacity as such, execute any documents for the Partnership or transact any business on the Partnership's account on its behalf. Except as may otherwise be specifically provided in this Agreement, the General Partner shall have the right, power and authority on behalf of and in the name of the Partnership to further any of the objects and purposes of the Partnership set forth in
Section 1.2 hereof and to do any and all acts and things which it may deem necessary, proper or expedient to carry out such purposes.

     2.2 Authority of the General Partner. The General Partner shall have the power by itself (except as herein otherwise provided) on behalf of and in the name of the Partnership to carry out and implement any and all of the objects and purposes of the Partnership set forth in Section
1.2 hereof, subject to the remaining provisions of this
Article II and without limiting the generality of the foregoing:

          (a) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

          (b) to enter into, make and perform all contracts, agreements or other undertakings as may be necessary, advisable or incident to carrying out the Partnership's purposes;

          (c) to control any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expenses and the settlement (or consent to judgment) of claims and litigation;

          (d)  to use of the assets of the Partnership
     (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership;

          (e) to select and dismiss employees and agents, outside attorneys, accountants, consultants and contractors and to determine their compensation and other terms of employment or hiring;

          (f) to maintain such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, consistent with customary industry practices;

          (g) to indemnify any Person against liabilities and contingencies to the extent permitted by law; and

          (h) to take all such other actions on behalf of the Partnership as it may deem necessary or advisable in connection with the conduct of the affairs of the Partnership.

     2.3  Executive Committee.

          (a) From and after the Closing Date, the General Partner shall designate three individuals and, for so long as Yorktown Energy Partners, II, L.P. is a Limited Partner, Yorktown shall designate two individuals (each, a "Representative") to serve on a committee (the "Executive Committee") which shall be responsible for making recommendations to and advising the General Partner, and approving or disapproving the actions set forth in Sections 2.4(a) and 2.4(b) below. The initial designees of the General Partner are David C. Hardie, Steven Hardie and Victor P. Stabio. The initial designees of Yorktown are Bryan H. Lawrence and Cortland
     S. Dietler. Each Representative shall have one vote at all meetings of the Executive Committee, which votes may be exercised in person or by proxy.

          (b) Any of the above Partners may at any time, by written notice to the Executive Committee, remove any or all of its Representatives, with or without cause, and appoint substitute Representatives to serve in their stead. No Representative shall be removed from office, with or without cause, without the consent of the Partner that designated such Representative.

          (c)  The Partnership shall reimburse the
     Representatives for all reasonable out-of-pocket expenses incurred by them in connection with their duties and responsibilities under this Agreement.

     2.4  Certain Actions.

          (a) Following the Closing Date, the General Partner may take or may cause the Partnership to take the following actions only with the prior approval of the majority of the Executive Committee:

               (i) the making of any cash distributions or non-cash distributions, excluding distributions made pursuant to Section 4.1(a) provided, however, that the Partnership shall cause to be distributed only such amounts as shall be reasonable and prudent in accordance with the exercise of reasonable business judgment;

               (ii) the sale, disposition or other transfer of up to fifty percent (50%) in value of the assets of the Partnership (valuing such assets, for this purpose, by using the criteria specified in Section 2.4(a)(ix) below) other than in the ordinary course of business;

               (iii) the changing of the Partnership's
          independent certified public accountants to one of the Big Six accounting firms or other reputable firm;

               (iv)   the adoption or modification of any
          signi-ficant accounting policy provided such is in accord with generally accepted accounting principles;

               (v) the establishment of employee benefit, equity participation or bonus plans provided, however, that such employee benefit, equity participation and bonus plans shall not provide for equity participation in the Partnership of more than ten percent (10%);

               (vi)    the establishment of any material new
          banking or lending relationships;

               (vii) the issuance of any securities of the Partnership which, in the case of equity interests (other than securities issued pursuant to an employee benefit, equity participation or bonus plan pursuant to Section 2.4(a)(v)), shall be subject to pro rata preemptive rights based on relative Ownership Percentage Interests and in favor of all Partners in accordance with Section 9.3);

               (viii) the establishment of annual capital and operating budgets; and

               (ix) the borrowing of funds on a recourse or nonrecourse basis, including from a Partner, provided, however, that such borrowings shall not exceed 50% of the net value of all Partnership Property on the date of the loan, assuming for purposes of such valuation that all producing oil and gas properties held by the Partnership will be valued at PV 10% (using flat pricing and flat expenses) and all other Partnership Property will be valued at book value using generally accepted accounting principles, consistently applied.

          (b) Notwithstanding any other provision of this Agreement to the contrary, except as set forth below, the General Partner may take or may cause the Partnership to take the following actions only with the prior unanimous approval of the Executive Committee:

               (i)    the selection and dismissal of senior
          employees of the Partnership and the determination of their compensation and terms of employment;

               (ii)   the sale, disposition or transfer of
          more than 50% in value of the assets of the Partnership (valuing such assets, for this purpose, by using the criteria specified in Section
          2.4(a)(ix) above) other than in the ordinary course of business;

               (iii) any merger or consolidation involving the Partnership;

               (iv)   any termination or dissolution of the
          Partnership prior to December 31, 2050, other than a dissolution and termination caused by the occurrence of an event described in Section 6.1;

               (v)    the initiation or modification of the
          terms of any material transaction between the General Partner and the Partnership; and

               (vi)   the commencement of any voluntary
          bankruptcy action by the Partnership.

     2.5 Reliance by Third Parties. Third parties dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as hereinabove set forth in this Article.

     2.6  Relationship Between the General Partner and the
Limited Partners

          (a) Notwithstanding anything to the contrary contained herein, the acts of the General Partner in carrying on the business of the Partnership as authorized herein shall bind the Partnership. Hallador agrees that it shall remain the General Partner of the Partnership until an Event of Withdrawal and shall not liquidate to effect a withdrawal from the Partnership.

          (b) A Limited Partner shall have no right to, and shall not, (i) take part in the management or control (within the meaning of the Act) of the Partnership's business, (ii) act for or bind the Partnership, (iii) transact any business in the name of or on behalf of the Partnership, or (iv) withdraw from the Partnership as a limited partner until such Limited Partner has assigned its Interest pursuant to and in accordance with the provisions of Section 9.2. The Limited Partners, as Limited Partners, shall only have the rights and powers specifically granted to the Limited Partners in this Agreement and pursuant to the Act, or which arise out of the participation of the Limited Partners in the Executive Committee actions as set forth in Section 2.4 of this Agreement.

          (c) The General Partner shall not be obligated to make any additional contributions to the capital of the Partnership after the Initial Capital Contribution.

     2.7 Liability of the Limited Partners. The liability of the Limited Partners to third parties shall be limited as provided in the Act. The Limited Partners acknowledge and agree that they shall be liable to the Partnership for any money or other property distributed, paid or conveyed to them by the Partnership, to the extent required by applicable law. The Limited Partners shall not be obligated to make any additional contributions to the capital of the Partnership after the Initial Capital Contribution. In the event the Limited Partners are required under the Act to return to the Partnership, for the benefit of creditors of the Partnership, amounts previously distributed to the Limited Partners, the obligation of the Limited Partners to return any such amount to the Partnership shall be the obligation of the Limited Partners and not the obligation of the General Partner. No Limited Partner shall be liable to any third party with whom or which the Partnership transacts any business by virtue of such Limited Partner's appointment of a Representative to the Executive Committee, and such appointment shall in no way expand such Limited Partner's liabilities or obligations hereunder.

     2.8 Indemnification of General Partner, Limited Partners and Representatives.

          (a) To the fullest extent permitted by applicable law, the employees and agents of the Partnership, the General Partner and the Limited Partners and their respective Affiliates, shareholders, directors, officers, employees, servants and agents and each Representative (each individually, an "Indemnitee") shall each be indemnified and held harmless by the Partnership from and against any and all damages, losses, penalties, fines, settlement payments, obligations, liabilities, claims, actions and causes of action (actual or threatened, matured or unmatured, known or unknown, contingent or otherwise) and costs and expenses suffered, sustained, incurred or required to be paid by an Indemnitee, including, without limitation, any costs of investigation and counsel fees and expenses, based upon or arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Partnership) which arise primarily out of or relate primarily to the operations of the Partnership, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as an employee or agent of the Partnership, or as the General Partner, Limited Partners or an Affiliate, shareholder, director, officer, employee, servant or agent of the General Partner or a Limited Partner or as a Representative, regardless of whether the Indemnitee continues to be an employee or agent of the Partnership or the General Partner, a Limited Partner or an Affiliate, shareholder, officer, employee, servant or agent of the General Partner or a Limited Partner or a Representative at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner he or it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

          (b) To the fullest extent permitted by applicable law, reasonable expenses (including counsel fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this
     Section 2.8 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 2.8.
          (c)  The indemnification provided by this Section
     2.8 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an employee or agent of the Partnership, the General Partner, a Limited Partner, an Affiliate, shareholder, director, officer, employee, servant or agent of the General Partner or a Limited Partner or as a Representative and to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d) The Partnership may purchase and maintain insurance on behalf of the General Partner, the Limited Partners, the Representatives and such other persons as the General Partner shall reasonably determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnity such person against such liability under the provisions of this Agreement.

          (e) In no event may an Indemnitee subject the Limited Partners, a Representative or the shareholders of the General Partner to personal liability by reason of these indemnification provisions.

          (f)  An Indemnitee shall not be denied
     indemnification in whole or in part under this Section
     2.8 because the Indemnitee had an interest or a conflict of interest with the Partnership in the transaction with respect to which the indemnification applies if the transaction did not contravene or was not otherwise prohibited by the terms of this Agreement.

          (g) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Indemnitee acting under this Agreement or otherwise, including as a director, officer, shareholder, agent or employee of a General Partner, shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

     2.9 Other Matters Concerning, the General Partner, the Partners and the Representatives.
          (a) Any Partner and its Representatives may rely on, and shall be protected in acting or refraining from acting in reliance upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties.
          (b) The General Partner, the Limited Partners and the Representatives may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them and any opinion of any such person as to matters that the General Partner, a Limited Partner or a Representative reasonably believes to be within its professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner, a Limited Partner or a Representative hereunder in good faith and in accordance with such opinion.

          (c)  Notwithstanding any other term of this
     Agreement, whether express or implied, none of the General Partner, Limited Partners, their respective shareholders, directors, officers, employees, servants, agents or Affiliates, the employees or agents of the Partnership, or the Representatives shall be liable to the Partnership or any other Partner or any officer, director, partner, shareholder, employee, agent or Affiliate of any such Partner or of any Affiliate of any such Partner for any act or omission taken or omitted in good faith by the General Partner or such other persons, provided that such act or omission did not constitute fraud, willful violation of law, willful violation of this Agreement, reckless disregard of the duties of such Person or gross negligence in the performance of its duties, in each such case in relationship to the Partnership.

     2.10 Expenses. The Partnership will pay all its and the General Partner's expenses.

     2.11 Assumption of Liabilities. The Partnership hereby assumes and undertakes to pay, perform and discharge, in accordance with and subject to their respective terms, all of the debts, liabilities and obligations of Hallador and Production other than Excluded Liabilities as defined in the Contribution Agreement.

     2.12 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner and shall not be commingled with the funds of, or used as compensating balances on behalf of, the General Partner, any of its Affiliates or any of its shareholders; provided, however, that nothing in this Section shall be construed as preventing the General Partner, any of its Affiliates or any of its shareholders from maintaining deposit and other accounts at the same financial institutions at which the Partnership maintains such accounts. All withdrawals from or charges against the Partnership's accounts shall be made by the General Partner or by its agents.
Surplus funds of the Partnership may be invested in New York Stock Exchange listed securities, bonds carrying an "A" or better rating, U.S. Treasury securities, money market instruments or funds, certificates of deposit, savings accounts and similar investments, all as determined by the General Partner on the exercise of its prudent business judgment.

     2.13 Limited Partners' Consent Interests. With respect to any action (a "Consent Action") requiring the consent hereunder of a Majority in Interest or a specified percentage in interest, as the case may be, of the Limited Partners, the "Consent Interest" of any Limited Partner shall be equal to such Limited Partner's Ownership Percentage Interest as a proportion of all Ownership Percentage Interests held by all Limited Partners. In the event any Consent Action is proposed to be taken, the General Partner shall give notice to each Limited Partner describing such proposed Consent Action in reasonable detail at least 30 days prior to the proposed action. Within 20 days following the giving of such notice, each Limited Partner shall give notice to the General Partner stating whether such Limited Partner approves such Consent Action (and any failure to give such notice shall be deemed to constitute approval by such Limited Partner),

     2.14 Information.  Each Partner shall furnish the other
Partners such information concerning itself as it may possess, or obtain with reasonable effort, as the Partner may reasonably request in order to comply with applicable law.

     2.15 Loans to or from the General Partner.

          (a) The General Partner or any of its Affiliates may lend to the Partnership funds (a "Partnership Loan") needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that
     (i) interest on such indebtedness shall not exceed the actual interest cost (including points or other financing charges or fees, if any) that the General Partner or lending Affiliate is required to pay on funds borrowed by it or the highest lawful rate, whichever is less, and
     (ii) in no event shall such indebtedness be on terms and conditions less favorable than those that the Partnership could obtain from unaffiliated third parties or banks for the same purpose (without reference to the General Partner's financial abilities or guarantees).

          (b) The Partnership shall not make any loan or advances to, or other investments in, the General
     Partner, its shareholders or any of their Affiliates, except with the approval of the Executive Committee as provided in Section 2.4.

                          ARTICLE III

       CAPITAL:  ALLOCATIONS OF NET INCOME AND NET LOSS

     3.1 Capital Contributions. Each Partner has, as of the date hereof, made a Capital Contribution to the original capital of the Partnership in the amount set forth opposite such Partner's name in Schedule A hereto in the form of cash, property or promissory notes. No Partner shall be entitled to interest on his or its Capital Contributions and no such interest shall be accrued.

     3.2 Allocation of Net Income. After giving effect to the special allocations set forth in Sections 3.4 and 3.5, the Net Income of the Partnership for any fiscal year shall be allocated to the Partners in accordance with their Ownership Percentage Interests.

     3.3 Allocation of Net Loss. After giving effect to the special allocations set forth in Sections 3.4 and 3.5, Net
Loss of the Partnership shall be allocated to the Partners in accordance with their Ownership Percentage Interest.

     3.4 Special Allocations. The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, the Partners who would otherwise have an Adjusted Capital Account Deficit shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. Any items so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2. This Section 3.4(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

          (b) Qualified Income Offset. In the event any Partner who is not a General Partner unexpectedly receives an adjustment, allocation or distribution described in (4), (5) or (6) of Treasury Regulation
     Section 1.704-1(b)(2)(ii)(d), items of Partnership income and gain shall be specifically allocated in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.4(b) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article have been tentatively made as if this Section 3.4 were not in this Agreement.

          (c) Gross Income Allocation. In the event any Partner who is not a General Partner has a deficit Capital Account at the end of any Partnership fiscal year that is in excess of the sum of (a) the amount such Partner is obligated to restore pursuant to any provision of this Agreement; (b) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Section 1.704-2(f); and
     (c) the amount such Partner would be deemed obligated to restore if Partner Loan Nonrecourse Deductions were treated as Nonrecourse Deductions, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
     Section 3.4(c) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article have been tentatively made as if
     Section 3.4(b) hereof and this Section 3.4(c) were not in the Agreement.

          (d) Partner Loan Nonrecourse Deductions. Any Partner Loan Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partner who bears the risk of loss with respect to the loan to which such Partner Loan Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2.

          (e) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation
     Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the General Partner and Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

     3.5 Curative Allocations. The allocations set forth in Sections 3.4(a), 3.4(b), 3.4(c)and 3.4(d) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). Notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Net Income, Net Loss, and items of income, gain, loss, and deduction among the General Partner and Limited Partners so that, to the extent possible, the net amount of such allocations of other Net Income, Net Loss, and other items and the Regulatory Allocations to each General Partner and Limited Partner shall be equal to the net amount that would have been allocated to each such General Partner and Limited Partner if the Regulatory Allocations had not occurred. Notwithstanding the preceding sentence, Regulatory Allocations relating to (a) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Partnership Minimum Gain, and (b) Partner Loan Nonrecourse Deductions shall not be taken into account except to the extent that there would have been a reduction in Partnership Minimum Gain if the loan to which such deductions are attributable were not made or guaranteed by a Partner within the meaning of Treasury Regulation Section 1.704-2.

     3.6  Other Allocation Rules.

          (a)  For purposes of determining the Net Income, Net
     Loss, or any other items allocable to any period, Net
     Income, Net Loss and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury
     Regulations thereunder.

          (b)  All allocations to the Limited Partners
     pursuant to this Article III shall, except as otherwise provided, be divided among them in proportion to the Ownership Percentage Interests held by each. In the event there is more than one General Partner, all such allocations to the General Partners shall be divided among them as they may agree.

          (c) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the General Partners and Limited Partners in the same proportions as they share Net Income or Net Loss, as the case may be, for the year.

          (d) The Partners are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this
     Article III in reporting their shares of Partnership income and loss for income tax purposes.


                          ARTICLE IV

                         DISTRIBUTIONS

     4.1 (a) Distributions for Tax Purposes. The Partnership shall distribute to the Partners pro rata in accordance with each Partner's respective share of the Partnership's taxable income for federal income tax purposes ("Taxable Income") with respect to a taxable year, an amount equal to 35% of the Partnership's Taxable Income for such taxable year; provided that the percentage of Taxable Income to be distributed pursuant to this clause (a) will be increased from 35% if the marginal rate of the aggregate of federal, state and local income taxes of any of the General Partner's shareholders increases to a level over 35%.

          (b) Quarterly Distributions. The Partnership will use its reasonable best efforts to distribute on or prior to April 10, June 10 and September 10 of any year and January 10 of the following year, an amount equal to 25% of the General Partner's good faith estimate of the total amount to be distributed for the current taxable year pursuant to Section 4.1(a). Any excess of the total amount to be distributed pursuant to the previous sentence shall be distributed, if practicable, on or before April 10 of the following year.

          (c)  Additional Distributions.  Additional
distributions will be made to any Partner in an amount equal to any tax deficiency (including interest) that results to such Partner (or shareholders of a Partner in the case of the General Partner) from a reallocation of Partnership Taxable Income. Such distributions will be disregarded in determining the Ownership Percentage Interest of each Partner, but will be taken into account in determining such Partner's proceeds on the liquidation of the Partnership.

          (d) Discretionary Distributions of Net Income. At the discretion of the Executive Committee, any remaining Net Income, cash or other assets may be distributed to the General Partner and the Limited Partners in accordance with their respective Ownership Percentage Interests.

          (e)  Amounts Withheld.  All amounts withheld
pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Section 4.1 for all purposes under this Agreement.

     4.2 Revaluation of Capital Accounts. Immediately preceding the admission of additional Limited Partners (as opposed to a substitution of a Limited Partner), the Partnership shall be valued with reference to the amount paid for the Interest being acquired by the additional Limited Partner. The increase or decrease in the value of the Partnership since the last such valuation shall be allocated to the General Partner and the Limited Partners pro rata in accordance with their relative Ownership Percentage Interests immediately preceding such revaluation.


                           ARTICLE V

                      REPORTS TO PARTNERS

     5.l Records and Accounting. The General Partner, at the expense of the Partnership, shall keep or cause to be kept full, accurate and complete books of account of the Partnership, which shall record and reflect all of the contributions to the capital of the Partnership and all of the income, expenses and transactions of the Partnership. Such books of account shall be kept at the principal place of business of the Partnership, and each General Partner and Limited Partner and his or its authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect and copy such books of account. Any records maintained by the Partnership in the regular course of its business, including the records of the holders of Limited Partnership Interests, books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The Partnership shall maintain such additional books and records as are necessary to prepare annual financial statements of the Partnership that are in conformity with generally accepted accounting principles. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in its reasonable, good faith judgment.

     5.2  Reports.

          (a) Within 60 days of the end of each calendar quarter, the General Partner shall cause to be mailed to each Limited Partner an unaudited quarterly income statement, balance sheet and cash flow statement.

          (b) Within 120 days after the end of each fiscal year, the General Partner shall cause to be prepared and mailed to each Limited Partner audited financial statements, audited by a public accounting firm selected by the General Partner.


                          ARTICLE VI

                  TERMINATION AND DISSOLUTION

     6.1 Events of Termination. The Partnership shall be dissolved and its affairs wound up pursuant to Section 6.2, and this Agreement shall terminate, upon the first to occur of any of the following events (each of which is referred to in this Agreement as an "Event of Termination"):

          (a) the execution by each Partner of a unanimous written consent to dissolution;

          (b) the unanimous consent of the Representatives of the Executive Committee;

          (c)  the sale or other disposition or all or
     substantially all of the assets of the Partnership;

          (d) the dissolution, winding-up, cessation of business of the Partnership or the withdrawal of all of the Partners;

          (e) an Event of Withdrawal unless (i) at the time of the occurrence of such Event of Withdrawal there is at least one other General Partner who is hereby authorized and agrees to continue the Partnership without dissolution, or (ii) within 90 days after the occurrence of such Event of Withdrawal, all the Partners agree in writing to continue the Partnership and the appointment, effective as of the date of such Event of Withdrawal, of one or more additional general partners of the Partnership; or

          (f)  December 31, 2050.

     6.2 Winding-Up. Upon the occurrence of an Event of Termination, the Partnership's affairs shall be wound up as follows:

          (a) The General Partner or a person designated by the General Partner (or, in the case of an Event of Withdrawal, a person designated by a Majority in Interest of the Limited Partners) (in any such case, the "Liquidator") shall cause to be prepared a balance sheet of the Partnership as of the date of dissolution and a proper accounting of the items of income, gain, loss, deduction and credit of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of an independent certified public accountant.

          (b) The assets and properties of the Partnership shall be liquidated as promptly as possible and receivables collected, all in an orderly and business-like manner so as not to involve undue sacrifice. Notwithstanding the foregoing, but subject to the order or priorities set forth in Section 6.2(c), if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets and properties would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any Partnership Properties (except those necessary to satisfy debts, liabilities and reserves of the Partnership referred to in Section 6.2(c)).

          (c)  The proceeds of liquidation under Section
     6.2(b) and all other assets and properties of the Partnership shall be applied and distributed in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

               (i)   to the payment of the debts and
          liabilities of the Partnership and the expense of liquidation including the establishment of any reserves that the Liquidator, acting in accordance with sound business judgment, deems reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Partnership, which reserves may be paid over by the Liquidator to an escrow agent selected by him to be held by such agent for the purpose of (A) distributing such reserves in payment of the aforementioned contingencies and (B) upon the expiration of such period as the Liquidator may deem advisable, distributing the balance thereof in the manner provided in this Section 6.2(c); and

               (ii) to the Partners in accordance with their positive Capital Account balances. Distributions pursuant to this Section 6.2(c)(ii) may be distributed to a trust or an entity established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of any Partner arising out of or in connection with the Partnership. The assets of any such trust or entity shall be distributed to the Partners from time to time in accordance with each Partner's Ownership Percentage Interest.

          (d) The Partners shall comply with all requirements of applicable law pertaining to the winding-up of the Partnership.

          (e) The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority in Interest of the Limited Partners, which approval shall not be unreasonably withheld. Such compensation shall constitute an expense of liquidation borne by the Partnership and governed by Section 6.2(c)(i). The Liquidator shall agree not to resign at any time without 60 days' prior written notice and may be removed at any time, with or without cause, by notice of removal approved by unanimous consent of the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor or substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall, within 90 days thereafter, be approved by the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this
     Article VI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the Partners, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein.


                          ARTICLE VII

                  RIGHTS IN PARTNERSHIP NAME

     7.1  License to Use Name.  The Partnership grants to
Hallador a perpetual, non-exclusive, royalty free, assignable license to use the Partnership name or any derivative thereof.


                         ARTICLE VIII

                          TAX MATTERS

     8.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to Partners within 90 days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the General Partner shall determine in its sole discretion. The taxable year of the Partnership shall be the calendar year, unless the General Partner shall upon request by any Partner determine otherwise in its sole discretion.

     8.2 Tax Elections. The General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code including the election under
Section 754 of the Code in accordance with applicable regulations thereunder.

     8.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.


                          ARTICLE IX

                          ARBITRATION

     9.1 Arbitration. If any controversy arises between or among any of the parties hereto, including the Partnership, with respect to any matter, such controversy shall be submitted to and determined by a board of three arbitrators
which shall sit in Denver, Colorado.   The parties intend that
arbitration shall be the sole judicial or quasi-judicial remedy available to enforce their rights and the board of arbitrators is hereby empowered to have all of the powers and remedies available to it as are available to any U.S. federal district court as well as to any federal court of appeals including, without limitation, the powers of such a court sitting in equity. Also, the board of arbitrators shall be vested with all other powers as may be provided by the laws of the United States and Colorado. If the arbitration is not accomplished as set forth herein, then this agreement for the submission to arbitration shall be enforced by appropriate-proceedings at the request of any party.

     Any party may notify the other party or parties in writing of its desire to have arbitration and of the name of the arbitrator selected by the party(ies) giving such notice. Within 20 actual (not business) days after receipt of such notice, the party(ies) receiving the same shall select the second arbitrator and notify the party giving notice of the name of such second arbitrator. If the party(ies) receiving such notice shall fail to name a second arbitrator within such 20 days, the party giving such notice shall name a second arbitrator. The parties hereby agree that this procedure is equitable in a situation where the notified party fails to name its arbitrator within such 20 days. If the two arbitrators so named shall fail within 20 actual days after the appointment of the second arbitrator to agree upon and select a third arbitrator, then each arbitrator shall, on the second business day in Colorado following the expiration of such 20 days, simultaneously submit to the other arbitrator a list of five persons willing to serve as, and suggested by the arbitrator to be, the third arbitrator. Within ten business days in Colorado thereafter, the two appointed arbitrators shall meet in person at a place of their choosing. At such meeting, each arbitrator shall select one person from the other arbitrator's list of five names and a coin shall be flipped to determine which of the two selected persons shall be the third arbitrator.

     The arbitrators shall, as quickly as practicable, fix a reasonable time and place for hearings, at which each party may submit such evidence as it may see fit, and the parties hereby expressly waive the rules of discovery, procedure and evidence which would apply in cases at law or in equity and agree that the arbitrators may establish their own rules of discovery, procedure and evidence. The decision of the arbitrators shall be made within 30 days, or such longer period as may be required in unusual circumstances, after the conclusion of any hearing. The decision of the arbitrators shall be in writing, signed by the arbitrators or a majority of them, and shall be final and binding upon the parties and be non-appealable, except for actual common law fraud perpetrated by a majority of the arbitrators.

     Unless otherwise ordered by the arbitrators, each party shall pay the fees and expenses of the arbitrator selected by it and one-half of the fees and expenses of the third arbitrator. All other fees and expenses of each party, including without limitation, the fees and expenses of its counsel, witnesses and others acting for it, shall be paid as determined by the arbitrators or a majority of them.

                           ARTICLE X

                         MISCELLANEOUS

     10.1 Further Assurances. Each of the parties hereto agrees that he or it will make, execute and acknowledge such instruments, documents and certificates as from time to time may be required by law or may otherwise be necessary or convenient to effectuate the provisions of this Agreement and that if any action shall be taken pursuant to this Agreement by the required percentage of all or any of the Partners (or by their Representatives) or by the General Partner, when authorized hereunder, even though such party may not have assented thereto, or may have objected thereto, it will nevertheless execute any such writing or instrument as may be necessary to carry out and perfect such action, including without limitation any Certificate of Limited Partnership or amendment thereto, any instrument effecting or evidencing the admission or withdrawal of a Partner and any amendment or supplement to this Agreement.

     10.2 Transfers of Interests; Admission of Additional
Partners.

          (a) Subject to applicable requirements of the Act and the other provisions hereof, the Limited Partners may Transfer all or any portion of their Interest or any interest therein only (i) if the transaction complies with and does not violate any federal or state securities law, will not subject the Partnership, any other Partner or any Affiliate thereof to additional regulatory requirements and will not cause the termination or dissolution of the Partnership or cause it to be classified other than as a partnership for United States federal income tax purposes, (ii) with the prior written consent of the General Partner, and (iii) with the prior written consent of 80% in Interest of the Limited Partners; provided, however, the Transfer of a Limited Partner's Interest to its Affiliates or their respective partners, investors, security holders or beneficial holders, if required by its organizational documents or other agreements, shall not require the consent of any Partner.

          (b) Upon compliance with Section 10.2(a) with respect to the transfer of all or any portion of an Interest, the Transferee shall, to the extent previously consented to by the General Partner and the Limited Partners (if required), become a Limited Partner and shall succeed proportionately to the Interest Transferred by the Transferor and shall become subject to all of the obligations of the Transferor with respect to such Interest only upon compliance with the following additional conditions: (i) the proposed Transferee shall have executed an amendment to this Agreement, and shall have executed such other instruments as the General Partner may reasonably deem necessary or desirable, to admit such Transferee as a Partner (including the execution of a counterpart of this Agreement and an appropriate supplement to this Agreement pursuant to which such Partner shall agree to be bound by and comply with the terms and provisions hereof); and (ii) the Transferor shall have paid or caused to have been paid to the Partnership all of the Partnership's expenses connected with such Transfer and substitution (including, but not limited to, the reasonable legal and accounting fees of the Partnership).

          (c) Upon compliance with the terms of Section 10.2(a) and (b) above, the Transferee shall be admitted to the Partnership as a limited partner of the Partnership when such Transferee is listed as a limited partner of the Partnership on the books and records of the Partnership.

          (d)  Any purported Transfer by any Partner
     (including assignees thereof or substituted partners therefor) of any Interest not made strictly in accordance with the provisions of this Section 10.2 or otherwise permitted by this Agreement shall be entirely null and void.

          (e) Upon approval and at the direction of the Executive Committee (which approval and direction shall not be required prior to the Closing Date), the General Partner shall admit additional Limited Partners to the Partnership on such terms and conditions as the Executive Committee may establish in its sole discretion upon compliance with the following conditions: (i) the transaction will comply with and will not violate any federal or state securities law, will not subject the Partnership, any other Partner or any Affiliate of any of them to additional regulatory requirements, and will not cause the termination or dissolution of the Partnership or cause it to be classified other than as a partnership for federal income tax purposes; (ii) the person proposed to be admitted as an additional Limited Partner shall have executed an amendment to this Agreement pursuant to which such person shall agree to be bound by and comply with the terms and provisions hereof, and shall have executed such other instruments as the General Partner may deem necessary or desirable, to admit such person as an additional Limited Partner, and (iii) the proposed additional Limited Partner (if not an employee of the Partnership, the General Partner or one of its Affiliates) shall have paid or caused to have paid to the Partnership all of the Partnership's expenses connected with such admission (including, but not limited to, the reasonable legal and accounting fees of the Partnership).
          (f)  The term "Limited Partner" used in this
     Agreement shall be deemed to apply to and include each additional and substituted Limited Partner admitted to the Partnership pursuant to this Section 10.2.

          (g) Notwithstanding any provision of this Agreement to the contrary, no Transfer of any Interest shall be effective to convey any Interest in the Partnership until the Transferee executes all necessary certificates or other documents and performs all acts required in accordance with the laws of the State of Colorado and any other applicable law, and any and all documents as shall be required from time to time by the rules and regulations of any regulatory body or commission having jurisdiction over the Partnership, to the full extent the same may be necessary to constitute such Transferee a Partner and preserve the status of the Partnership as a partnership after the completion of such Transfer in accordance with such laws. Each such Transferee by accepting the Transfer of an Interest agrees upon the request of a Partner to execute such certificates or other documents and to perform such acts and gives the power of attorney set forth in Section 1.8 as fully as though such Transferee was an original signatory hereto.

          (h)  If any Interest is sold, assigned, or
     transferred during any taxable year of the Partnership in compliance with the provisions of this Section 9.2, Net Income, Net Loss, each item thereof, and all other items attributable to such Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interest during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the General Partner. All distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer.

     10.3 Preemptive Rights. The General Partner and the Limited Partners shall have preemptive rights regarding the sale or issuance of any Interests in the Partnership (other than any Interests issued pursuant to an employee benefit equity participation or bonus plan under Section 2.4(a)). Prior to issuing any Interest in the Partnership (other than Interests issued pursuant to Section 2.4(a)), the Partnership shall by prompt written notice first offer such Interest to the Partners existing on the date that the Executive Committee authorizes the issuance of Interests under Section 2.4(a)(vii). The written notice shall indicate the subscription price for such Interest and the other terms and conditions of the proposed issuance. For a period of 20 days after the date of the notice (the "Primary Rights Period"), the Partners shall have a right to purchase all, part or none of the offered Interest in proportion to their respective Ownership Percentage Interests. If the Partners fail to exercise their rights as to the entire Interest offered, then the Partners who or which exercised their preemptive rights during the Primary Rights Period (if any) shall, for a period of 10 days after the expiration of the Primary Rights Period (the "Secondary Rights Period"), have the right to purchase any remaining Interest in proportion to their respective Ownership Percentage Interests (without regard to the Ownership Percentage Interests of those Partners who or which failed to exercise their fights during the Primary Rights Period). In the event that any Interest remains after the expiration of the Primary Rights Period and the Secondary Rights Period, such Interest may, for a period of 90 days thereafter, be offered and sold to any Person (subject to the other provisions of this Agreement) on terms and conditions no more favorable than those offered to the Partners. If the offers and sales to other Persons are not consummated within such 90-day period, the Interest shall again be offered to the Partners in the manner described above prior to any offer and sale to any other Persons.

     10.4 Binding Agreement. Except as otherwise provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the legal representatives, heirs, distributees, permitted successors and assigns of each of the Partners.
     10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

     10.6 Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States post office by certified mail, return receipt requested, postage prepaid, by reputable overnight delivery service (such as Federal Express), by hand or by facsimile transmission (provided, however, that any notice sent by facsimile transmission shall also be sent by at least one other method provided for herein) addressed, if to the Partnership, to the address of its principal office, and if to any of the Partners, to the address specified in Schedule A hereto or to such changed address as such Partner may have given notice as provided in this Section 9.6, provided however, that any notice of change of address of a Partner shall be effective only upon receipt.

     10.7 Amendments. Any waiver, modification or amendment to this Agreement may be proposed by any Partner. Any such waiver, modification or amendment shall be proposed by submitting to all other Partners in writing the proposed waiver, modification or amendment. Subject to Section 2.4, any such waiver, modification or amendment shall become effective upon the consent of the General Partner and a Majority Interest of the Limited Partners, provided, however, that no provision of this Agreement calling for the affirmative vote or consent of a specified percentage in interest of the Limited Partners may be approved without the approval of the General Partner and at least such percentage in interest of the Limited Partners and provided, further, that no amendment shall modify the provisions of Article III or IV without the consent of each Partner affected. The General Partner shall notify all Partners upon the final adoption of any proposed amendment and such amendment shall be in writing.

     10.8 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter and shall not be changed or terminated orally.

     10.9 Governing Law. This Agreement, and its validity, construction and performance, shall be governed by the laws of the State of Colorado, without regard to conflict of laws or other rules (whether of the State of Colorado or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the State of Colorado.

     10.10 Headings and Captions. Article titles and other headings and captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     10.11 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.

     10.12 No Assets of Employee Benefit Plans. Each of the Partners covenants and agrees on behalf of itself and each of its partners that (a) it has not used, nor will it use, the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, in the exercise of any of its obligations or rights specified herein or in the performance of any transaction contemplated hereunder or thereunder; and (b) it will not transfer its interest in the Partnership to a person or entity which could not make the covenants and warranties set forth in clause (a) above. The General Partner agrees that it will not admit to the Partnership any Partner who shall be unable to make the covenants and warranties set forth in clause (a) above.

     10.13 Survival of Certain Provisions. Each of the Partners agrees that the covenants and agreements set forth in Sections 2.7, 2.8, 2.9, 6.2, 7.1, 8.1, 8.2, 8.3, 10.14, 10.15
and 10.16 shall survive the dissolution and termination of the Partnership.

     10.14 Waiver of Partition. Except as may be otherwise provided by law in connection with the winding up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Properties.

     10.15 Property Rights; Confidentiality. All books, records and accounts maintained exclusively for the Partnership (including, without limitation, marketing reports and all other data whether stored on paper or in electronic or other form), and any contracts or agreements entered into by or exclusively on behalf of the Partnership, and all technology developed by the Partnership shall at all times be the exclusive property of the Partnership. All property (real or personal or mixed) purchased with Partnership funds, and all moneys held or collected for or on behalf of the Partnership shall at all times be the exclusive property of the Partnership. No Partner shall, during the period such Partner is a Partner and for a period of three years after such Partner has ceased to be a Partner, disclose any confidential or proprietary information with respect to the Partnership to any person, except (a) with the prior written consent of the other Partners; (b) to the extent necessary to comply with law or an order of a court or administrative authority of competent jurisdiction, in which event the Person making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (c) as part of its normal reporting or review procedure to its parent company or Affiliates, its auditors and its attorneys; (d) in connection with the enforcement of such Partner's rights hereunder; (e) disclosures to an Affiliate of, or professional advisor to, such Partner; (f) to a prospective Transferee of all or a portion of such Partner's Interest in connection with a Transfer of such Interest in accordance with the terms of this Agreement provided, however, that such Transferee has entered into a confidentiality undertaking containing provisions substantially similar to those provided for herein , (g) to the extent such information is or becomes generally available to the public other than as a result of the disclosure by such Partner; and (h) in the case of Hallador or its Affiliates, to the extent necessary for it, him or them to conduct business activities after the dissolution and termination of the Partnership. Except as provided in the immediately preceding sentence, no Partner, nor any of its Affiliates, shall, during the periods referred to in such sentence, use any confidential or proprietary information with respect to the Partnership other than for the benefit of the Partnership provided, however, that in the case of disclosure pursuant to clauses (c), (e) or (f), such Partner shall cause the person to whom such information is disclosed to maintain the confidentiality of such information except as otherwise permitted by this Section 9.15.

     10.16 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.


                                                HALLADOR

Address:                                HALLADOR PETROLEUM COMPANY

1660 Lincoln, Suite 2700
Denver, CO  80264

                                        By /S/VICTOR P. STABIO
                                        ---------------------------
                                           Victor P. Stabio,
                                           President

                                                 PRODUCTION

Address:                                HALLADOR PRODUCTION COMPANY
1660 Lincoln, Suite 2700
Denver, CO 80264

                                        By /S/VICTOR P. STABIO
                                        ---------------------------
                                           Victor P. Stabio,
                                           President


                                                 LP INVESTORS
c/o Dillon, Read & Co. Inc.             YORKTOWN ENERGY PARTNERS II,
535 Madison Avenue                      L.P.
New York, NY  10022
                                        By Yorktown II Corp.,
                                           its General Partner


                                        By /S/BRYAN H. LAWRENCE
                                        ---------------------------
                                           Bryan H. Lawrence


                                        DILLON, READ & CO. INC., as
                                        agent

535 Madison Avenue
New York, NY  10022
                                        By /S/BRYAN H. LAWRENCE
                                        ---------------------------
                                           Bryan H. Lawrence
                                           Managing Director


                                        PINNACLE ENGINE COMPANY LLC


370 17th Street, Suite 2750
Denver, CO  80202                       By /S/CORTLANDT S. DIETLER
                                        ---------------------------
                                           Cortlandt S. Dietler


                                        DAVID C. HARDIE TRUST, DATED
                                        SEPTEMBER 13, 1972


740 University Avenue, Suite 110
Sacramento, CA  95825                   By /S/DAVID C. HARDIE
                                        ---------------------------
                                           David C. Hardie, Trustee


                                        STEVEN R. HARDIE TRUST,
                                        ---------------------------
                                        DATED SEPTEMBER 13, 1972


1407 Upper River Road
Gold Hill, OR  97525                    By /S/STEVEN R. HARDIE
                                           ---------------------------
                                           Steven R. Hardie, Trustee


                                        REXONAD BEAUFORT, INC.


470 Amethyst Street
New Orleans, LA  70124                  By /S/EDWIN C. JAMES
                                           ---------------------------
                                           Edwin C. James, President



                              SCHEDULE


                                      Amount of              Amount of
    Name and Address                Contribution       Partnership Interest
---------------------------        ----------------    --------------------

Hallador Petroleum Company         All of its assets           35.45% (a)
1660 Lincoln, suite 2700           and liabilities
Denver, CO 80264                   valued at
303-839-5506                       $6,000,000
Fax 303-832-3013

Hallador Production Company         All of its assets          34.86% (b)
1660 Lincoln, Suite 2700            and liabilities
Denver, CO 80264                    valued at
303-839-5506                        $5,900,000
Fax 303-832-3013

Yorktown Energy Partners II, L.P.   $3,968,100 cash            23.45% (b)
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, NY 10022
212-906-7145
Fax 212-906-8690

Dillon, Read & Co. Inc., as Agent   $   831,900 cash            4.92% (b)
535 Madison Avenue
New York, NY 10022
212-906-7145
Fax 212-906-8690

Pinnacle Engine Company LLC         $   100,000 cash            0.59% (b)
Attn:  Cortlandt S. Dietler
370 17th Street, Suite 2750
P. O. Box 5660
Denver, CO 80217
303-626-8200
Fax 303-626-8228

David C. Hardie Trust               $    50,000 cash            0.29% (b)
dated September 13, 1972
Suite 110
740 University Ave.
Sacramento, CA 95825
916-920-0191
Fax 916-920-3018

Steven R. Hardie Trust              $    50,000 cash           0.29% (b)
dated September 13, 1972
1407 Upper River Road
Gold Hill, OR 97525
541-855-8747
Fax 541-955-9011

Rexonad Beaufort, Inc.              $    25,000 cash           0.15% (b)
Attn:  Mr. Edwin C. James
470 Amethyst Street
New Orleans, LA 70124
504-288-4326
Fax 504-288-7329


                                        $16,925,000             100.00%

------------------
(a)  General partnership interest
(b)  Limited partnership interest

                   Heppenstall, Savage, Hillyard & Muller, LLC        EXHIBIT B
                       475 Seventeenth Street,  Suite 950
                            Denver, Colorado 80202

Telephone  (303) 297-2500               Facsimile  (303) 297-1771


                                As of July 21, 1997



To the LP Investors as defined in the
Contribution Agreement, dated as of
July 15, 1997, among Hallador Petroleum
Company, Hallador Production Company
and the LP Investors

Ladies and Gentlemen:

     We have acted as counsel to Hallador Petroleum Company ("Hallador") and Hallador Production Company ("Production") in connection with the Contribution Agreement (the "Agreement") referred to above. Terms defined therein shall have the same meaning when used herein. We are members of the Bar of the State of Colorado, and this opinion is limited solely to the effects of the laws of the State of Colorado and the laws of the United States of America.

     With respect to all factual matters relating to the opinions expressed below, we have relied solely upon certificates issued by public officials and upon the certificate attached hereto and have conducted no independent investigation whatsoever as to any factual matters relating to the opinions expressed below.

     In rendering the opinions expressed below, we have reviewed the Agreement and the Partnership Agreement and have assumed (i) that each of the Agreement and the Partnership Agreement has been duly and validly executed and delivered and is the legal, valid and binding obligation of each of the parties thereto other than Hallador and Production and is enforceable against each such party in accordance with its terms; (ii) the genuineness of all signatures other than signatures on behalf of Hallador and Production; (iii) the authenticity of all documents submitted to us as originals; (iv) the accuracy of the representations and warranties of the LP Investors contained in the Agreement; and (v) the conformity to original documents of all documents submitted to us as certified, conformed, photocopied or facsimile copies. We have reviewed such other documents and laws as we have deemed necessary.

     On the basis of the foregoing and subject to the qualifications and limitations set forth below, we are of the following opinions:

     1. Each of Hallador and Production has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado; each has full corporate power and corporate authority to own its properties and conduct its business as presently being conducted and to enter into and perform the Agreement and the Partnership Agreement. To our knowledge, Hallador has no subsidiaries other than Production and Hallador Exploration Company.

     2. Each of Hallador and Production's Articles of Incorporation and Bylaws are in full force and effect and are in compliance with the Business Corporation Act of the State of Colorado.

     3. To our knowledge without independent investigation, there is no litigation, governmental proceeding, investigation or arbitration pending or threatened against Hallador or Production except as set forth in
Schedule 5.10 of the Agreement.

     4. The Agreement and the Partnership Agreement have each been duly authorized, executed and delivered by Hallador and Production, and the Agreement and the Partnership Agreement are legal, valid and binding obligations of Hallador and Production, enforceable in accordance with their respective terms except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the enforcement of creditors' rights and
(ii) general principles of equity regardless of whether enforceability is considered in an action at law or in equity.

     5. Hallador and Production have the requisite corporate power and authority to execute and deliver the Agreement and the Partnership Agreement, and to perform the Agreement and the Partnership Agreement.

     6. The execution, delivery and performance of the Agreement and the Partnership Agreement will not result in a default in, or breach of, any of the covenants, terms, provisions or conditions of the Articles of Incorporation or Bylaws of Hallador or Production or any instrument listed in the certificate attached hereto, and will not violate any law, regulation or rule applicable to Hallador or Production excluding blue sky laws and federal securities laws as to which we express no opinion.

     The opinions expressed above are solely for your reliance in connection with the transactions contemplated by the Agreement, and may not be used for any other purpose or relied upon by any other person or entity without our prior written consent.

                                Very truly yours,

                                HEPPENSTALL, SAVAGE, HILLYARD
                                & MULLER, LLC



                                By/s/Charles Savage

                         OFFICER'S CERTIFICATE


     Victor P. Stabio, President of Hallador Petroleum Company and Hallador Production Company, does hereby certify to Heppenstall, Savage, Hillyard & Muller, LLC as set forth below. Capitalized terms herein shall have the same meaning as set forth in the opinion letter of Heppenstall, Savage, Hillyard & Muller, LLC to which this certificate is attached.

1. Hallador does not engage in a material amount of business in any state other than Colorado, New Mexico and Texas, although it is also qualified to do business in Louisiana, Oklahoma and Wyoming. Hallador has no subsidiaries other than Hallador Production Company, a Colorado corporation, qualified to do business in California, and Hallador Exploration Company, an Oklahoma corporation, qualified to do business in California, Louisiana and Texas.

2. Hallador and Production's respective Articles of Incorporation and Bylaws have not been amended since January 1, 1995.

3. During the preceding six months, there were no offers or sales of securities by or for Hallador or Production other than those offers or sales of securities under employee benefit plans. None of Hallador, Production or any person acting on their behalf has offered or sold any of Hallador or Production's securities by any form of general solicitation or general advertising.

4. There is no litigation, governmental proceeding, investigation or arbitration pending or, to the best of my knowledge, threatened against Hallador or Production except as set forth in the Disclosure Schedule.

5. Except as set forth in the Schedules to the Agreement, neither the execution or delivery of the Agreement and the Partnership Agreement by Hallador and Production, nor performance of or compliance with the terms or provisions thereof, nor the consummation of the transaction contemplated thereby, requires any consent, approval or notice under any agreements to which Hallador and/or Production is a party.

6. Set forth below are all of the material contracts and agreements to which Hallador and Production are a party (excluding for this purpose oil and gas purchase and sale arrangements entered into in the ordinary course of business) and true and correct copies thereof have been made available to Heppenstall, Savage, Hillyard & Muller, LLC:


               Trust Company of the West Loan Documents
               Santa Barbara Partners Partnership Agreement



     IN WITNESS WHEREOF, I have hereunto set my hand as of July 21, 1997.



                              /s/Victor P. Stabio